UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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UNION BANKSHARES CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Union Bankshares Corporation

Richmond, Virginia
March 21, 2018

Dear Fellow Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Union Bankshares Corporation. The meeting will be held on Tuesday, May 1, 2018 at 10:00 a.m. at The Westin Richmond which is located at 6631 West Broad Street, Richmond, Virginia. Directions to the meeting site may be found on the back cover of the attached proxy statement.

Shareholders will be asked:

1.	to elect six Class I directors to serve until the 2021 annual meeting of shareholders, or until their mandatory retirement date, whichever date is earlier;
2.	to elect one Class II director to serve until the 2019 annual meeting of shareholders;
3.	to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018;
4.	to approve, on an advisory (non-binding) basis, the Company’s executive compensation; and
5.	to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

You will find information regarding these matters in the proxy statement.

You may vote your shares by Internet, telephone or regular mail, or in person at the Annual Meeting. On or about March 21, 2018, we mailed our shareholders a notice containing instructions on how to obtain the proxy statement and the 2017 Annual Report to Shareholders on the Internet and how to vote their shares over the Internet. You may read, print and download the proxy statement and 2017 Annual Report to Shareholders at http://www.edocumentview.com/UBSH. You may request paper copies of these materials as well by following the instructions on the notice. If you receive a proxy card, it also contains instructions regarding how to vote by Internet, telephone, regular mail or in person at the Annual Meeting.

At the Annual Meeting, we will report to you about the condition and performance of Union Bankshares Corporation, its subsidiaries, and affiliates. You will have an opportunity to question management or directors about matters that affect the interests of all shareholders. We hope you will join us at the reception following the meeting.

Your vote is very important. Please take the time to vote now so that your shares are represented at the meeting. We value your continued support and loyalty.

Very truly yours,

John C. Asbury
President and Chief Executive Officer

Union Bankshares Corporation

1051 East Cary Street, Suite 1200
Richmond, Virginia 23219

NOTICE OF ANNUAL MEETING

The Annual Meeting of Shareholders of Union Bankshares Corporation (the “Company”) will be held on Tuesday, May 1, 2018 at 10:00 a.m. at The Westin Richmond, 6631 West Broad Street, Richmond, Virginia, for the following purposes:

1.	to elect six Class I directors to serve until the 2021 annual meeting of shareholders, or until their mandatory retirement date, whichever date is earlier;
2.	to elect one Class II director to serve until the 2019 annual meeting of shareholders;
3.	to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018;
4.	to approve, on an advisory (non-binding) basis, the Company’s executive compensation; and
5.	to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Information about these matters may be found in the attached proxy statement.

All shareholders of record of the Company’s common stock at the close of business on March 7, 2018 are entitled to notice of and to vote at the meeting and any adjournments thereof.

YOUR VOTE IS IMPORTANT. YOU HAVE A CHOICE OF VOTING BY PROXY CARD, TELEPHONE, OR THE INTERNET. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE INDICATE YOUR VOTE BY SUBMITTING YOUR PROXY.

YOU MAY SUBMIT YOUR PROXY AND VOTE YOUR SHARES:

•	BY EXECUTING AND RETURNING THE PROXY CARD AS DIRECTED ON THE PROXY CARD; OR
•	BY VOTING BY TELEPHONE OR OVER THE INTERNET. TO VOTE BY TELEPHONE, SIMPLY USE THE INSTRUCTIONS ON THE PROXY CARD. TO VOTE BY INTERNET, SIMPLY USE THE INSTRUCTIONS ON THE PROXY CARD OR THE NOTICE OF INTERNET AVAILABILITY RECEIVED IN THE MAIL.

IF YOU DECIDE TO ATTEND THE ANNUAL MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE PERSONALLY ON ANY MATTER PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

If your shares of the Company’s common stock are held by a broker, bank or other custodian, then that organization is considered the shareholder of record and the shares are considered held in “street name.” The Company provided its proxy materials to the shareholder of record for distribution to you along with their voting instructions. As the beneficial owner of the shares, you have the right to direct the shareholder of record how to vote your shares. Check the information forwarded to you by the shareholder of record to see which voting methods are available to you. If you plan to vote in person at the Annual Meeting and your shares are held by your bank, broker or other shareholder of record, you should contact that organization to obtain a legal proxy or broker’s proxy card and bring it to the meeting as proof of your authority to vote the shares.

By Order of the Board of Directors,

Rachael R. Lape
General Counsel/Corporate Secretary
March 21, 2018

UNION BANKSHARES CORPORATION PROXY STATEMENT

i

Union Bankshares Corporation

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MAY 1, 2018

GENERAL

The Board of Directors of Union Bankshares Corporation (the “Company”) is furnishing you with this proxy statement to solicit proxies on its behalf to be voted at the 2018 Annual Meeting of Shareholders of the Company (the “Annual Meeting”). The Annual Meeting will be held on Tuesday, May 1, 2018 at the time and place set forth in the accompanying notice of annual meeting of shareholders. The proxies also may be voted at any adjournments or postponements of such meeting.

The mailing address of the Company’s principal executive offices is 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219.

This proxy statement is being furnished to shareholders beginning on March 21, 2018. In accordance with U.S. Securities and Exchange Commission (“SEC”) rules, the Company is furnishing this proxy statement over the Internet to its shareholders. Most of the Company’s shareholders will not receive printed copies of the proxy statement; instead, most shareholders will receive the Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 1, 2018 (the “Notice of Internet Availability”), which contains instructions on how to access the proxy materials over the Internet and vote shares. The Notice of Internet Availability was first mailed to shareholders on March 21, 2018. By furnishing proxy materials over the Internet, the Company is able to reduce the printing and mailing costs of this solicitation and help conserve natural resources. If you receive the Notice of Internet Availability but would still like to receive paper copies of the proxy materials, please follow the instructions on the Notice of Internet Availability. Shareholders may vote over the Internet, by telephone or mail.

Voting and Revocation of Proxies

All properly executed written proxies and all properly completed proxies submitted by telephone or Internet pursuant to this solicitation will be voted in accordance with the directions given in the proxy unless the proxy is revoked prior to the completion of voting at the Annual Meeting. Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder who has completed and returned a proxy may revoke it by attending the Annual Meeting and voting in person, by submitting a new, valid proxy bearing a later date, by submitting a new, valid later proxy by telephone or Internet, or by submitting written notice of revocation to the Corporate Secretary addressed to Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219. Proxies will extend to, and will be voted at, any adjournments or postponements of the Annual Meeting.

If you hold your shares through a bank, broker or other custodian, then that organization is considered the shareholder of record and the shares are considered held in “street name.” The Company provided its proxy materials to the shareholder of record for distribution to you along with their voting instructions. As the beneficial owner of the shares, you have the right to direct the shareholder of record how to vote your shares. Check the information forwarded to you by the shareholder of record to see which voting methods are available to you. If your shares are held through a bank, broker or other shareholder of record and you plan to vote in person at the Annual Meeting, you should contact that organization to obtain a legal proxy or broker’s proxy card and bring it to the meeting as proof of your authority to vote the shares. If your shares are held through a bank, broker or other shareholder of record and you wish to revoke your proxy or change your vote, you should contact that organization.

Voting Rights of Shareholders

Only shareholders of record of the Company’s common stock at the close of business on March 7, 2018 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. At the close of business on March 7, 2018, there were 65,845,209 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. A majority of the votes entitled to be cast by the holders of the common stock, represented in person or by proxy, will constitute a quorum for the transaction of business.

Each shareholder of record of the Company’s common stock on the record date will be entitled to one vote for each share registered in his or her name with respect to each matter to be voted upon at the Annual Meeting. Shares for which the shareholder of record has elected to abstain or to withhold the proxies’ authority to vote on a matter, and “broker non-votes,” will count toward a quorum.

With regard to the election of directors, votes may be cast in favor or withheld. If a quorum is present, the six nominees for Class I director, and the one nominee for Class II director, who receive the greatest number of affirmative votes cast at the Annual Meeting, in person or by proxy, even if less than a majority, will be elected directors; therefore, votes withheld and “broker non-votes” will have no effect.

For all other proposals, votes may be cast in favor or against, or shareholders may abstain from voting. Approval of these other proposals (including the non-binding advisory vote to approve executive compensation and the ratification of the Company’s independent registered public accountant) requires an affirmative vote of a majority of the votes cast on the matter. Although abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum, they generally do not count as votes cast, and therefore will have no effect on such proposals.

Routine and Non-Routine Proposals

If you own shares that are held in street name, meaning through a broker, bank, or other similar organization, and you do not provide the organization that holds the shares with specific voting instructions then, under applicable rules, the organization that holds the shares may generally vote your shares with respect to “routine” matters but cannot vote on “non-routine” matters. If the organization that holds such shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to the shares. This is generally referred to as a “broker non-vote.”

The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018 (Proposal No. 3) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to occur in connection with Proposal No. 3. The election of six Class I directors (Proposal No. 1), the election of one Class II director (Proposal No. 2), and the non-binding advisory vote to approve the Company’s executive compensation (Proposal No. 4) are considered non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on these non-routine matters, and therefore broker non-votes may occur in connection with Proposals No. 1, 2 and 4.

Solicitation of Proxies

The cost of solicitation of proxies will be borne by the Company. Solicitation is being made by the Company’s Board of Directors (the “Board of Directors” or “Board”) by mail and electronic notice and access to the Internet. If sufficient proxies are not returned in response to this solicitation, supplementary solicitations may also be made by mail, telephone, electronic communication or in person by directors, officers and employees of the Company, its subsidiaries or affiliates, none of whom will receive additional compensation for these services. The Company engaged Regan & Associates, Inc. to assist the Company in the solicitation of proxies for the Annual Meeting for a fee of approximately $12,000 plus expenses.

PROPOSAL 1 —  ELECTION OF SIX CLASS I DIRECTORS

The Company’s Board of Directors is divided into three classes (I, II and III).

The terms of office for six Class I directors of the Company, all currently serving as directors, will expire at the Annual Meeting. All such directors have been nominated for election to continue serving as directors in Class I. If elected, the nominees will serve until the 2021 annual meeting of shareholders or his or her mandatory retirement date as established by the Company’s Bylaws, whichever date is earlier.

In accordance with the Company’s Bylaws, if elected, Charles W. Steger, a Class I director, will serve a two-year term expiring at the 2020 annual meeting of shareholders.

On January 1, 2018, Thomas G. Snead, Jr. was appointed to the Company’s Board of Directors in connection with the Company’s merger with Xenith Bankshares, Inc. (“Xenith”) on January 1, 2018 (the “Merger”), to serve until the Annual Meeting. Mr. Snead’s term will expire at the Annual Meeting.

The persons named in the accompanying proxy will vote for the election of all of the nominees for Class I director unless authority for a particular nominee is withheld. If for any reason any nominee for Class I director should become unavailable to serve, an event which management does not anticipate, proxies will be voted for such other person(s) as the Board of Directors may designate.

The six nominees for Class I directors receiving the greatest number of affirmative votes cast, in person or by proxy, at the Annual Meeting will be elected.

Members of the Board of Directors are expected to have the appropriate skills and characteristics necessary to function in the Company’s current operating environment and contribute to its future direction and strategies. These include legal, financial, management and other relevant skills, as well as varying experience, age, perspective, residence, and background.

The Board of Directors believes that each nominee’s qualifications, credentials and business experience, set forth below, provide the reasons why he or she should continue to serve as a director of the Company.

Class I Nominees for Directors (Nominated to serve until the 2021 annual meeting of shareholders or the director’s mandatory retirement date, whichever date is earlier):

Beverley E. Dalton, 69, Altavista, Virginia; Owner of W.C. English, Inc., a diversified heavy construction services provider in the Mid-Atlantic region; member of the Town Council of Altavista, Virginia; member of the Board of Trustees of Lynchburg College; member of the Board of the Virginia Baptist Foundation; member of the Board of Visitors of Virginia Polytechnic Institute and State University (“Virginia Tech”) from 2004 to 2012; former member of the Board of Directors of StellarOne Bank; received her B.A. degree in Education from the University of Richmond. Ms. Dalton joined the Company’s Board of Directors in 2014.

Thomas P. Rohman, 63, Midlothian, Virginia; Partner at McGuireWoods, LLP, a global law firm with more than 900 lawyers and 19 offices worldwide; Adjunct Professor at the T. C. Williams School of Law at the University of Richmond; former Chairman of the Board of Directors of Feed More, Inc. (Central Virginia Food Bank, Meals on Wheels, and the Community Kitchen); received his undergraduate degree from the University of Notre Dame, his law degree from Michigan State University College of Law, and his LL.M. (Taxation) from the New York University School of Law. Mr. Rohman joined the Company’s Board of Directors in 2013.

Thomas G. Snead, Jr. 64, Richmond, Virginia; retired; formerly President and Chief Executive Officer of Wellpoint Inc., Southeast Region, a managed care and health insurance company from December 2004 through January 2006; President of Anthem Southeast, a subsidiary of Anthem, Inc. from July 2002 to December 2004; Chairman and Chief Executive Officer of Trigon Healthcare, Inc. (“Trigon”), a managed healthcare company from April 2000 through July 2002; served in other various positions for Trigon, including President and Chief Executive Officer, President and Chief Operating Officer, Senior Vice President and Chief Financial Officer, and as a director of Trigon; served on the board of directors of LandAmerica Financial Group Inc. and its executive, executive compensation, corporate governance and audit committees, the last of which he served as chairman; currently serves on the boards of directors of Tredegar Corporation, where he serves on the audit committee as chairman, CSA Medical, Inc., a privately-held medical device company, Soluable Systems, a privately held company, and several community organizations, including the Community Foundation, the Virginia Historical Society and the Virginia Commonwealth University School of Business Foundation; served as a director of Xenith from July 2016 until the Merger; served as the Chairman of the Board of Xenith prior to its merger with Hampton Roads Bankshares, Inc. (“Legacy Xenith”) and had served as a director of Legacy Xenith since May 1, 2013; received his B.S. degree in Accounting from Virginia Commonwealth University (“VCU”). Mr. Snead was appointed to the Company’s Board of Directors in January 2018 in connection with the Merger.

Charles W. Steger, 70, Blacksburg, Virginia; president emeritus of Virginia Tech; President of Virginia Tech from 2000 to 2014; member of the Board of Directors of the National Institute of Building Sciences and Chairman of its foundation; Chairman of the Virginia Tech MARG-Swarnabhoomi, India Trust in Chennai, India; member of the Board of Trustees of Randolph-Macon College; member of the Board of Directors of the Virginia Business Higher Education Council; member of the Virginia Western Community College Educational Foundation, Inc.; former member of the Board of Directors of StellarOne Bank; Dr. Steger joined the Company’s Board of Directors in 2014.

Ronald L. Tillett, 62, Midlothian, Virginia; Managing Director and Head, Mid-Atlantic Public Finance at Raymond James & Associates, Inc. since 2001; State Treasurer of the Commonwealth of Virginia from 1991 to 1996; Secretary of Finance of the Commonwealth of Virginia from 1996 to 2001; Member of the Christopher Newport University Foundation since 2016; Member of the Commonwealth Debt Capacity Advisory Committee since 2010; holds Series 7, 53, 63, 50, 79 securities licenses; received his B.S. degree from VCU. Mr. Tillett joined the Company’s Board of Directors in 2003.

Keith L. Wampler, 60, Fredericksburg, Virginia; Partner at PBMares, LLP, a regional certified public accounting firm with nine offices in Virginia and Maryland; Chairman of the firm’s Board of Directors and Service Line Leader for the firm’s consulting practices; founding member of the Community Foundation of the Rappahannock River Region; former member of the Board of Directors of StellarOne Bank; received his B.S. degree from Bridgewater College. Mr. Wampler joined the Company’s Board of Directors in 2014.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE
ELECTIONS OF THE NOMINEES FOR CLASS I DIRECTOR SET FORTH ABOVE.

PROPOSAL 2 — ELECTION OF ONE CLASS II DIRECTOR

On January 1, 2018, Patrick E. Corbin was appointed to the Company’s Board of Directors in connection with the Merger, to serve until the Annual Meeting. Mr. Corbin’s term will expire at the Annual Meeting. If elected, Mr. Corbin will serve until the 2019 annual meeting of shareholders, commensurate with the terms of all Class II directors. No other Class II director’s term expires at the Annual Meeting.

The Board of Directors believes that Mr. Corbin’s qualifications, credentials and business experience, set forth below, provide the reasons why he should continue to serve as a director of the Company.

The persons named in the accompanying proxy will vote for the election of Mr. Corbin unless authority for the nominee is withheld. If for any reason Mr. Corbin should become unavailable to serve, an event which management does not anticipate, proxies will be voted for such other person(s) as the Board of Directors may designate.

The one nominee for Class II director receiving the greatest number of affirmative votes cast, in person or by proxy, at the Annual Meeting, will be elected.

Class II Nominee for Director (Nominated to serve until the 2019 annual meeting of shareholders):

Patrick E. Corbin, 63, Chesapeake, Virginia; Managing Shareholder of Corbin & Company, P.C. since 1983 and CPA since 1979; a member of professional organizations including the American Institute of Certified Public Accountants, the Virginia Society of Certified Public Accountants, and the Tidewater Chapter of the Virginia Society of Certified Public Accountants; director and past chairman of the Chesapeake Alliance; designated as “Super CPA” by Virginia Business magazine in the fields of litigation support and business valuation for the years 2002 – 2012; served as Chairman of the Board of Directors of Xenith and was a director from 2009 until the Merger; qualifies as an audit committee financial expert under SEC rules; received his B.S. degree in Acquiring from Virginia Tech: Mr. Corbin was appointed to the Company’s Board of Directors in January 2018 in connection with the Merger.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE
ELECTION OF THE NOMINEE FOR CLASS II DIRECTOR SET FORTH ABOVE.

Information About Directors Whose Terms Do Not Expire This Year

Class II Directors

Class II directors are elected to serve until the 2019 annual meeting of shareholders or the director’s mandatory retirement date, whichever date is earlier.

John C. Asbury, 52, Richmond, Virginia; Chief Executive Officer (sometimes referred to as “CEO”) of the Company since January 2017 and President since October 2016; Chief Executive Officer of Union Bank & Trust (“Union Bank & Trust” or the “Bank”), the Company’s wholly owned bank subsidiary, since October 2016 and President of Union Bank & Trust from October 2016 until September 2017; President and Chief Executive Officer of First National Bank of Santa Fe from February 2015 until August 2016; Senior Executive Vice President and Head of the Business Services Group at Regions Bank from May 2010 until July 2014; Senior Vice President at Bank of America in a variety of roles; received his B.S. degree in Business from Virginia Tech and his M.B.A. from The College of William & Mary. Mr. Asbury joined the Company’s Board of Directors in 2016.

L. Bradford Armstrong, 70, Richmond, Virginia; President of Armstrong Partners; Adjunct Faculty at VCU Brandcenter; Visiting Executive Lecturer — The Darden School; former Partner and Group Account Director of The Martin Agency, an international advertising agency and marketing services company, from 2007 to 2015 and from 1994 to 2001; Chairman of the Board of Smart Beginnings Greater Richmond; Board of Directors of the Menokin Foundation; President and Chief Executive Officer of Virginia Performing Arts Foundation, from 2001 to 2006; extensive experience in sales and marketing for more than 35 years; received his B.S. degree in engineering from the University of Virginia and his M.B.A. from its Darden Graduate School of Business. Mr. Armstrong joined the Company’s Board of Directors in 2010.

Glen C. Combs, 71, Roanoke, Virginia; retired; former Vice President of Acosta, Inc., a sales, marketing, and service company for grocery retailers; former President of M&M Brokerage, a food brokerage company that was acquired by Acosta Sales; serves on the boards of several non-profit organizations in the Roanoke, Virginia region; Chairman of the Compensation Committee of Friendship Manor, the largest nursing home in Virginia; serves on the Corporate Governance and Nominating Committee for Petroleum Marketers, a large distributor of petroleum products in Virginia; former member of the Board of Directors of StellarOne Bank; received his degree in Business Administration from Virginia Tech. Mr. Combs joined the Company’s Board of Directors in 2014.

Daniel I. Hansen, 61, Fredericksburg, Virginia; former Corporate Vice President and Corporate Secretary of DeJarnette & Beale, Inc., Bowling Green, Virginia, an independent insurance agency, for 37 years, until the sale of the business in November 2015; Chairman of the Board of Directors of Union Bank and Trust Company from 2003 to 2007; first elected to the Board of Directors of Union Bank and Trust Company in 1987; also serves as a member of the Board of Directors of the Company’s affiliate, Union Mortgage Group, Inc.; member of the Board of the Community Foundation of the Rappahannock River Region; received his B.S. degree from Virginia Tech. Mr. Hansen joined the Company’s Board of Directors in 2007.

Jan S. Hoover, 61, Fishersville, Virginia; President of Arehart Associates, Ltd., an accounting services and financial consulting company; more than 35 years of experience providing auditing, accounting, income taxation, and consulting services; qualifies as an audit committee financial expert under SEC regulations; former member of the Board of Directors of StellarOne Bank; received her B.S. degree from the University of Virginia. Ms. Hoover joined the Company’s Board of Directors in 2014.

W. Tayloe Murphy, Jr., 85, Warsaw, Virginia; Attorney; Secretary of Natural Resources of the Commonwealth of Virginia from 2002 to 2006; Delegate of the Virginia General Assembly from 1982 to 2000; first elected to the Board of Directors of Northern Neck State Bank in 1966; serves on the Board of Trustees of The Menokin Foundation (Immediate Past President) and the VCU Rice Rivers Center; Honorary Director of the Board of the Alliance for The Chesapeake Bay; Honorary Trustee, Garden Club of Virginia, and Garden Club of the Northern Neck; former trustee of the Chesapeake Bay Foundation; received his B.A. degree from Hampden-Sydney College and his law degree from the University of Virginia. Mr. Murphy joined the Company’s Board of Directors at its inception in 1993.

Class III Directors

Class III directors are elected to serve until the 2020 annual meeting of shareholders or the director’s mandatory retirement date, whichever date is earlier.

G. William Beale, 68, Woodford, Virginia; Chief Executive Officer of the Company from February 2010 to January 2017; President of the Company from October 2013 to October 2016; President and Chief Executive Officer of the Company from its inception in 1993 to February 2010; President of Union Bank & Trust, the Company’s wholly owned bank subsidiary, from January 2016 to October 2016; Chief Executive Officer of Union Bank & Trust from February 2010 to October 2016; President and Chief Executive Officer of Union Bank and Trust Company, a predecessor of Union Bank & Trust, from 1991 to 2004; Chair of the Virginia Bankers Association from 2006 to 2007; gubernatorial appointment to the Virginia Economic Development Partnership from 2008 to 2011; Member of the Board of Directors of the American Bankers Association since October 2010; President of The Cincinnati in the State of Virginia; graduate of The Citadel, majoring in business; attended graduate school of banking at Southern Methodist University. Mr. Beale joined the Board of Directors of the Company at its inception in 1993.

Gregory L. Fisher, 68, Madison, Virginia; President and Owner of Eddins Ford, Inc., an automobile dealership; served on the Virginia Student Aid Foundation Board of the University of Virginia; served multiple three-year terms on the Washington Area Ford Dealer Advertising Fund Board; former member of the Board of Directors of StellarOne Bank; received a certification in business from the Jefferson Professional Institute. Mr. Fisher joined the Company’s Board of Directors in 2014.

Patrick J. McCann, 61, Charlottesville, Virginia; Chief Financial Officer of University of Virginia Foundation since 2009; private investor; Senior Finance Executive for Bank of America-Florida Division from 1998 to 2000; Corporate Director of Finance from 1996 to 1998 and Corporate Controller and Chief Accounting Officer from 1992 to 1996 of Barnett Banks, Inc.; qualifies as an audit committee financial expert under SEC regulations; received his B.S. degree in accounting from Florida State University. Mr. McCann joined the Company’s Board of Directors in 2004.

Alan W. Myers, 67, Culpeper, Virginia; retired; former Senior Vice President for Omni Services, Inc., a holding company for several subsidiaries, including companies engaged in textile rental, restroom services, first aid supply distribution, and catalog sales of work garments, with 55 locations in 22 states; former member of the Board of Directors of StellarOne Bank; former Chairman of the Board of Directors of a legacy StellarOne bank; also serves as a member of the Board of Directors of the Company’s affiliate, Union Mortgage Group, Inc.; received his B.A. degree in political science from Virginia Tech. Mr. Myers joined the Company’s Board of Directors in 2014.

Linda V. Schreiner, 58, Richmond, Virginia; Senior Vice President of Markel Corporation, a financial holding company with specialty insurance and reinsurance and ventures businesses since 2016; Senior Vice President of MeadWestvaco, a global packaging company, from 2000 to 2016; member of the Darden School of Business Corporate Advisory Board at the University of Virginia from 2014 to 2017; Member of the Board of Directors of Virginia War Memorial Foundation; Past President of ChildSavers Board of Directors from 2014 to 2016 and member of that Board since 2008; member of the Executive Committee of Venture Richmond from 2006 to 2014; Vice Chairman of the Board of Directors for the VCU Rice Center until 2012 and member of that Board from 2008 to 2016; Senior Manager, Strategy Consulting of Arthur D. Little, Inc. from 1997 to 1999; Vice President of Signet Banking Corporation from 1988 to 1997; received her B.A. degree from the University of Georgia and Masters of Education from the University of Vermont. Ms. Schreiner joined the Company’s Board of Directors in 2012.

Raymond D. Smoot, Jr., 71, Blacksburg, Virginia; Chairman of the Board of Directors of the Company since January 2014; Retired Chief Executive Officer of the Virginia Tech Foundation, Inc.; member of the Board of Directors and Chairman of the Audit Committee of RGC Resources, Inc., a publicly traded diversified energy company; member of the Executive Committee and Chairman of the Finance Committee of Carilion Clinic, a comprehensive health care organization in western Virginia; member of the Investment Advisory Committee of Harbert Venture Partners; director of the Virginia Tech Corporate Research Center; former Chairman of the Board of Directors of StellarOne Corporation and StellarOne Bank; former Chairman of the Board of Directors of a legacy StellarOne bank; received his B.A. and M.S. degrees from Virginia Tech and a Ph.D. from The Ohio State University. Dr. Smoot joined the Company’s Board of Directors in 2014.

Retiring Director

Raymond L. Slaughter reached the mandatory retirement age applicable to directors as established by the Company’s Bylaws in 2017. Accordingly, Mr. Slaughter retired from the Company’s Board of Directors effective at this Annual Meeting. Mr. Slaughter has served as a director of the Company since 2012.

PROPOSAL 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the Company’s independent registered public accounting firm. The Audit Committee engages in an annual evaluation of the independent public accounting firm’s qualifications, assessing a wide variety of factors.

The Audit Committee has appointed Ernst & Young LLP (sometimes referred to in this proxy statement as “EY”) as the independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2018. The Audit Committee seeks shareholder ratification of this appointment. EY has served as the Company’s independent registered public accounting firm since 2015.

A representative from EY is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

A majority of the votes cast, in person or by proxy, at the Annual Meeting, is required for the ratification of the appointment of the independent registered public accounting firm.

Should the shareholders not ratify the selection of EY, it is contemplated that the appointment of EY will be permitted to stand unless the Audit Committee finds other compelling reasons for making a change. Disapproval by the shareholders will be taken into consideration for the selection of the independent registered public accounting firm for the coming year.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE
COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR
THE FISCAL YEAR ENDING DECEMBER 31, 2018.

PROPOSAL 4 — ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

As part of implementing the “say on pay” requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), pursuant to applicable rules, the SEC requires a separate and advisory (non-binding) shareholder vote to approve the compensation of the named executive officers disclosed in the proxy statement. This proposal, commonly known as a “say on pay” proposal, gives shareholders the opportunity to endorse or not endorse a company’s executive pay program. At the Company’s 2017 annual meeting of shareholders, the shareholders voted in favor of having an advisory (non-binding) vote on the Company’s executive compensation every year, as recommended by the Company’s Board of Directors. Accordingly, shareholders are hereby given the opportunity to cast an advisory vote on the Company’s executive compensation as disclosed in this proxy statement under the heading “Compensation Discussion and Analysis,” the tabular disclosure regarding named executive officer compensation, and the related material. Shareholders of the Company are being asked to approve the following resolution:

“RESOLVED, that the shareholders of Union Bankshares Corporation approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the tabular disclosure regarding named executive officer compensation, and the accompanying narrative disclosure in this proxy statement.”

This vote is an advisory vote only. Approval of the proposed resolution requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting.

The Company believes its compensation policies and procedures are strongly aligned with the long-term interests of its shareholders. Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee of the Board of Directors will take into account the outcome of the vote when considering future executive compensation decisions. The next “say on pay” vote is expected to take place at the 2019 annual meeting of shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE
APPROVAL OF THE “SAY ON PAY” RESOLUTION SET FORTH ABOVE.

CORPORATE GOVERNANCE, BOARD LEADERSHIP, AND BOARD DIVERSITY

Corporate Governance Guidelines

The Company’s Corporate Governance Guidelines and other corporate governance materials are published on the Company’s website under “Governance Documents” at http://investors.bankatunion.com/govdocs. The Corporate Governance Guidelines address, among other topics, director selection, director qualifications and responsibilities, director compensation, the mix of management directors and independent directors, director continuing education, self-assessments by the Board of Directors of its performance, director investment in the Company’s common stock, Board committees, succession planning and risk oversight. The Board of Directors regularly reviews corporate governance developments and may modify these guidelines as warranted. Any modifications will be reflected in the Corporate Governance Guidelines on the Company’s website.

Codes of Ethics

The Company’s Code of Business Conduct and Ethics (the “Code of Ethics”) promotes honest and ethical conduct within the Company and applies to the Company’s directors, officers, and employees. The Code of Ethics requires that individuals avoid conflicts of interest, comply with all laws, rules and regulations, and conduct business in an honest and ethical manner. In addition, the Code of Ethics requires individuals to report immediately any violation or suspected violation of the Code of Ethics and provides a confidential, retaliation-free reporting mechanism.

The Company also maintains a Code of Ethics for Senior Financial Officers and Directors (the “SFO Code”) that applies to the Company’s directors, chief executive officer, chief financial officer, director of financial reporting, director of accounting operations, controller, assistant controller, financial reporting manager, financial reporting analyst, chief audit executive and treasurer. The SFO Code supplements the Code of Ethics and is intended to promote honest and ethical conduct, proper disclosure of financial information and compliance with applicable laws, rules and regulations by individuals with financial responsibilities in the Company.

The Company makes the most current versions of the Code of Ethics and the SFO Code available to all employees and requires all employees to adhere to them.

The Code of Ethics and the SFO Code are available on the Company’s website under “Governance Documents” at http://investors.bankatunion.com/govdocs.

Board of Directors Meetings and Attendance

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of the director’s duties and to attend all regularly scheduled Board of Directors, committee, and shareholder meetings.

There were nine regular meetings and three special meetings of the Board of Directors in 2017. Each director attended 75% or more of the aggregate number of meetings of (i) the Board of Directors held during the period for which he or she was a director in 2017; and (ii) the committees of the Board of Directors of which he or she was a member in 2017. Fees were paid to the non-employee directors in accordance with the Company’s director compensation schedule. Please see the section of this proxy statement titled “Director Compensation” for additional information regarding compensation of directors.

The Company’s Corporate Governance Guidelines state that directors are expected to attend the Annual Meeting. Of the 18 directors who were serving at the time of the 2017 annual meeting of shareholders, 16 attended that meeting.

Director Independence

Pursuant to the Company’s Corporate Governance Guidelines, the Board of Directors conducts a review of director independence annually with the assistance of the Nominating and Corporate Governance Committee. Each director, other than Mr. Beale and Mr. Asbury, has been deemed by the Board of Directors to be an “independent director” as such term is defined in Rule 5605(a)(2) of the Marketplace Rules of The NASDAQ Stock Market LLC (“NASDAQ”). In making the determination of independence, the Board of

Directors has concluded that none of these “independent directors” has a relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Board Leadership Structure

The Board considers its structure and leadership annually. Although the Board does not have a policy on the matter, to date, the Company has chosen not to combine the positions of CEO and Chairman of the Board. The Chairman of the Board of Directors is a non-management director and the Chairman and Vice Chairman are elected annually by the other members of the Board. The Company believes that its leadership structure is appropriate because it fosters a certain degree of control and balanced oversight of the management of the Board’s functions and decision-making processes, while at the same time allowing the CEO to focus on the day-to-day leadership and operations of the Company.

The CEO makes frequent reports to the Board of Directors, often at the suggestion of the Chairman or other directors, and answers questions posed by directors. He also discusses with the Board of Directors the reasons for certain recommendations of the Company’s executive management group.

All of the members of the Board of Directors of the Company also serve as members of the Board of Directors of Union Bank & Trust.

Role of the Board in the Oversight of Risk

The Company’s Board of Directors recognizes that it plays a critical role in the oversight of risk. As a financial institution, the very nature of the Company’s business involves the oversight of the Company’s management of financial, operational, information technology (including cyber risk), credit, market, capital, liquidity, reputation, strategic, legal, compliance and other risks.

The Risk Committee of the Board of Directors is responsible for assisting the Board in its oversight of these risks and for overseeing the Company’s enterprise risk management framework. Although risk management is primarily the responsibility of the Company’s management, the Risk Committee actively engages with management to establish risk management principles and to determine risk appetite. In a reflection of the importance that the Board of Directors places on risk oversight, the Chief Risk Officer, who implements the Company’s risk management framework, is an executive officer who reports to the CEO. The Risk Committee meets with the Chief Risk Officer and other members of management regularly to discuss major risk exposures. Minutes and reports of Risk Committee meetings are reviewed by the Board.

In addition to the efforts of the Risk Committee, other committees of the Board of Directors consider risk within their areas of responsibility. The Audit Committee has responsibility for oversight of risks associated with financial accounting and reporting, including the system of internal control. This oversight includes reviewing and discussing with management the Company’s major financial risk exposures and the procedures utilized by management to monitor and control such exposure. The Compensation Committee oversees risks relating to the Company’s compensation plans and programs.

The Company believes that its risk oversight structure provides a critical link to providing an effective risk management program. The Board of Directors and the management team are committed to continuous strengthening of the Company’s risk management practices.

Board Committees

The Board of Directors has a standing Executive Committee, Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Risk Committee. Brief summaries of these standing committees follow.

Executive Committee.  The Executive Committee, which is subject to the supervision and control of the Board of Directors, has been delegated substantially all of the powers of the Board of Directors to act between meetings of the Board of Directors, except for certain matters reserved to the Board of Directors by law. The Chairman of the Board of Directors serves as the Chairman of the Executive Committee in accordance with the Executive Committee Charter. The Executive Committee also has a Vice Chairman. As Chairman of the Executive Committee, the Board Chairman confers with Mr. Asbury, the Company’s CEO, to identify issues that require either the involvement of the Executive Committee or the full Board of Directors during interim periods between regularly scheduled Board of Directors meetings. Other than Mr. Asbury, the current members of the Executive Committee are, and the members who served on the Executive Committee during 2017 were, “independent directors” as defined by applicable NASDAQ rules. There were five meetings of the Executive Committee in 2017; fees were paid to the non-employee directors who attended these meetings in accordance with the Company’s director compensation fee schedule, which is summarized in this proxy statement in the section titled “Director Compensation.” The Executive Committee is governed by a written charter approved by the Board of Directors. The Executive Committee’s charter is on the Company’s website under “Governance Documents” at: http://investors.bankatunion.com/govdocs.

Audit Committee.  The Audit Committee oversees the accounting and financial reporting processes of the Company and audits of the Company’s financial statements. In that regard, the Audit Committee assists the Board of Directors in monitoring (1) the integrity of the financial statements of the Company, (2) the independent registered public accounting firm’s qualifications and independence, (3) the performance of the Company’s internal audit function and the independent registered public accounting firm, and (4) the compliance by the Company with certain legal and regulatory requirements. The current members of the Audit Committee are, and the members who served on the Audit Committee during 2017 were, “independent directors” as defined by applicable NASDAQ and SEC rules. Mr. McCann, Ms. Hoover, Mr. Slaughter and Mr. Corbin each qualify as an audit committee financial expert as defined by SEC regulations. All Audit Committee members have significant financial experience in accordance with applicable NASDAQ rules. The Audit Committee met six times in 2017; fees were paid to the director attendees in accordance with the Company’s director compensation fee schedule, which is summarized in this proxy statement in the section titled “Director Compensation.” The Audit Committee is governed by a written charter approved by the Board of Directors. The Audit Committee’s charter is on the Company’s website under “Governance Documents” at: http://investors.bankatunion.com/govdocs.

Compensation Committee.  The Compensation Committee reviews and recommends the compensation to be paid to the CEO and the other executive officers of the Company, including the Company’s named executive officers disclosed in the proxy statement. In addition, the Compensation Committee establishes the Company’s overall executive compensation policy and oversees compliance with compensation-related legal and regulatory requirements applicable to the Company. The Compensation Committee also reviews, recommends to the Board, and administers the Company’s incentive and other compensation plans, including, as the Compensation Committee deems appropriate, identifying whether the plans appropriately balance risk and financial results in a manner that does not encourage imprudent risk. The current members of the Compensation Committee are, and the members who served on the Compensation Committee during 2017 were, “independent directors” as defined by applicable NASDAQ rules. The Compensation Committee met ten times in 2017; fees were paid to the director attendees in accordance with the Company’s director compensation fee schedule, which is summarized in this proxy statement in the section titled “Director Compensation.” The Compensation Committee is governed by a written charter approved by the Board of Directors. The Compensation Committee’s charter is on the Company’s website under “Governance Documents” at: http://investors.bankatunion.com/govdocs.

Nominating and Corporate Governance Committee.  The primary purpose of the Nominating and Corporate Governance Committee is to identify and recommend individuals as nominees for election or re-election to the Board of Directors of the Company and its committees. The Nominating and Corporate Governance Committee identifies potential director nominees and reviews each nominee’s experience and background; monitors the composition of the Board of Directors to ensure that it has the appropriate experience, skill sets and diversity; reviews the qualifications and performance of each director scheduled for possible re-nomination to the Board and makes recommendations to the Board regarding their re-nomination; develops and recommends to the Board of Directors a process for the periodic evaluation of the Board of Directors and its committees; assists the Board of Directors in assessing director independence; and provides guidance to the Board of Directors on a broad range of corporate governance issues. The current members of the Nominating and Corporate Governance Committee are, and the members who served on the Nominating and Corporate Governance Committee during 2017 were, “independent directors” as defined by applicable NASDAQ rules. The Nominating and Corporate Governance Committee met six times in 2017; fees were paid to the director attendees in accordance with the Company’s director compensation fee schedule, which is summarized in this proxy statement in the section titled “Director Compensation.” The Nominating and Corporate Governance Committee is governed by a written charter approved by the Board of Directors. The Nominating and Corporate Governance Committee’s charter is on the Company’s website under “Governance Documents” at: http://investors.bankatunion.com/govdocs.

Risk Committee.  The Risk Committee assists the Board of Directors in the Board’s oversight of the Company’s management of financial, operational, information technology (including cyber risk), credit, market, capital, liquidity, reputation, strategic, legal, compliance and other risks. The Risk Committee also oversees the Company’s enterprise risk management framework. The Risk Committee is governed by a written charter approved by the Board of Directors. The Risk Committee charter provides that no less than two-thirds of the Risk Committee’s membership shall be “independent directors” as defined by applicable NASDAQ and Federal Reserve Board rules. Other than Mr. Beale, the current members of the Risk Committee are, and the members who served on the Risk Committee during 2017 were, “independent directors” as defined by applicable NASDAQ and Federal Reserve Board rules. The Risk Committee met eight times in 2017; fees were paid to the director attendees in accordance with the Company’s director compensation fee schedule, which is summarized in this proxy statement in the section titled “Director Compensation.” The Risk Committee’s charter is on the Company’s website under “Governance Documents” at: http://investors.bankatunion.com/govdocs.

The chart below identifies the current membership of the committees of the Board of Directors.

BOARD COMMITTEE MEMBERSHIP1

Committee Member	Audit	Compensation	Executive	Nominating and Corporate Governance	Risk
L. Bradford Armstrong					✓
John C. Asbury			✓
G. William Beale					✓
Patrick E. Corbin	✓ˆ
Glen C. Combs		✓
Beverley E. Dalton					✓
Gregory L. Fisher				✓
Daniel I. Hansen	✓
Jan S. Hoover	✓ˆ				✓
Patrick J. McCann	✓(C) ˆ		✓
W. Tayloe Murphy, Jr.			✓	✓(C)
Alan W. Myers				✓
Thomas P. Rohman		✓		✓
Linda V. Schreiner		✓(C)	✓
Raymond L. Slaughter[2]	✓ˆ				✓
Raymond D. Smoot, Jr.			✓(C)
Thomas G. Snead, Jr.					✓
Charles W. Steger		✓
Ronald L. Tillett		✓	✓	✓
Keith L. Wampler			✓		✓(C)

(1)	Committee appointments were effective May 2, 2017, except for (i) Messrs. Corbin and Snead, whose appointments to the Audit and Risk Committees, respectively, were effective January 17, 2018; and (ii) Mr. Beale, whose appointment to the Risk Committee was effective August 24, 2017. For committee assignments applicable during the period from January 1, 2017 to May 1, 2017, please refer to the Company’s 2017 Proxy Statement filed with the SEC on March 21, 2017 and available on the Company’s investor relations website at http://investors.bankatunion.com.
(2)	Mr. Slaughter will retire from the Board of Directors effective at the Annual Meeting.
(C)	Committee Chair
ˆ	audit committee financial expert

Consideration of Board Diversity

The Nominating and Corporate Governance Committee considers diversity in assessing the composition of the Board of Directors. The Nominating and Corporate Governance Committee’s charter includes the following language:

The Committee members will work together and with the Board, as appropriate, to determine the appropriate characteristics, skills, and experience required for consideration for any potential nominee, including, for example: independence; integrity; high standards of personal and professional ethics; sound business judgment; a general understanding of finance and other disciplines relevant to the success of a publicly traded bank holding company; educational and professional backgrounds; personal accomplishments; individual qualities and attributes that will contribute to Board heterogeneity; age, gender, ethnic, and geographic diversity. The objective of the Committee’s recommending any nominee or group of nominees is to put forward such persons who will help the Company remain successful and represent the shareholders’ interests through the exercise of sound business judgment and the diversity of experiences. In determining whether to recommend a director for re-election, the Committee will consider the director’s past attendance at meetings and his/her participation in and contribution to the activities of the Board and its committees.

When considering any potential nominee to serve on the Board of Directors, the Nominating and Corporate Governance Committee considers several factors, such as the nominee’s professional experience, service on other boards, education, race, gender, and the geographic areas where the individual resides or works.

Further, as stated in the Company’s Corporate Governance Guidelines:

Members of the Board...are expected to have the appropriate skills and characteristics necessary to function in the Company’s current operating environment and contribute to its future direction and strategies. These include legal, financial, management and other relevant skills, as well as varying experiences, ages, judgments, residences and backgrounds.

Board Self-Evaluations

The Board of Directors believes in a robust self-evaluation process. Each year, all members of the Board complete a detailed questionnaire regarding the Board’s performance, the performance of Board committees, and Board governance and processes. The Nominating and Corporate Governance Committee oversees the conduct of the evaluations and communication of results of the evaluations to the Board. The Nominating and Corporate Governance Committee also reviews the qualifications and performance of each director scheduled for possible re-nomination to the Board and makes recommendations to the Board regarding their re-nomination.

Shareholder Nominations

Although the Nominating and Corporate Governance Committee has no formal policy with respect to the consideration of director candidates recommended by shareholders, the committee will consider candidates for directors proposed by shareholders in writing. Such written submissions should include the name, address, and telephone number of the recommended candidate, along with a brief statement of the candidate’s qualifications to serve as a director. All shareholder recommendations should be submitted to the attention of the Nominating and Corporate Governance Committee of the Board of Directors, Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219, and must be received by November 1, 2018 to be considered by the Nominating and Corporate Governance Committee for the 2019 annual election of directors. Any candidate recommended by a shareholder will be reviewed and considered in the same manner as all other director candidates considered by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee received no director candidates from any shareholder relating to the Annual Meeting.

In addition, any shareholder may nominate a person for election as director at an annual meeting if notice of the nomination is given in advance in writing and sets forth the information required by Section 4 of Article I of the Company’s Bylaws with respect to each director nomination that a shareholder intends to present at the annual meeting. Notice of any such shareholder nomination must be addressed to the Company’s Corporate Secretary and delivered personally to, or mailed to and received at, Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219, on or before February 19, 2019 for the next annual election of directors.

Shareholder Communication

Shareholders may communicate with all or any member of the Board of Directors by addressing correspondence to the Board of Directors or to the individual director and addressing such communication to the Corporate Secretary at Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219. All communications so addressed will be forwarded to the Chairman of the Board of Directors (in the case of correspondence addressed to the Board of Directors), or to the individual director.

Board Members Serving on Other Publicly Traded Company Boards of Directors

Dr. Smoot currently serves as a director of RGC Resources, Inc., a publicly traded diversified energy company. Mr. Snead currently serves as a director of Tredegar Corporation, a publicly traded plastic films and aluminum extrusions company.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee are independent directors under the applicable NASDAQ and SEC rules and none of them is a present or past employee or officer of the Company or its subsidiaries.

During 2017 and up to the present time, there were transactions by certain members of the Compensation Committee, or their associates, and Union Bank & Trust, all consisting of extensions of credit by the Bank in the ordinary course of its business. Each transaction was made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with the general public. In the opinion of management, none of the transactions involves more than the normal risk of collectability or presents other unfavorable features.

DIRECTOR COMPENSATION

The Board of Directors determines the compensation of the non-employee members of the Board of Directors, based on recommendations from the Compensation Committee and the Compensation Committee’s independent compensation consultant. All non-employee members of the Board of Directors of the Company receive a $25,000 annual cash retainer, paid quarterly in advance, which covers a maximum number of meetings during the year, and any non-employee director attending a meeting above the maximum is paid a per-meeting fee of $1,000. Additionally, each non-employee director receives a $35,000 annual retainer paid quarterly in advance in unrestricted shares of the Company’s common stock. The Chairman and the Vice Chairman of the Board of Directors and the non-employee directors serving as chairs or members of the various committees of the Board of Directors also receive additional cash retainers as described in greater detail in the director compensation table below. Mr. Asbury, who became CEO of the Company on January 2, 2017, does not, and did not in 2017, receive any additional compensation above his regular salary for his service as a director or for attending any Board of Directors or committee meetings.

The Company’s Corporate Governance Guidelines contain director stock ownership guidelines that provide that each director is expected to acquire and maintain, at all times during his or her tenure as director, common stock in the amount awarded to the director by the Company as compensation during the first three (3) years of his or her membership on the Board of Directors.

The following table summarizes the director compensation paid by the Company during 2017.

2017 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	Total ($)
L. Bradford Armstrong(3)	33,000	34,960	—	67,960
G. William Beale	16,667	32,085	2,183	50,935
Glen C. Combs	33,000	34,960	—	67,960
Patrick E. Corbin(5)	—	—	—	—
Beverley E. Dalton	33,000	34,960	—	67,960
Gregory L. Fisher	33,000	34,960	—	67,960
Daniel I. Hansen(4)	33,800	38,449	—	72,249
Jan S. Hoover	41,000	34,960	—	75,960
Patrick J. McCann	51,000	34,960	—	85,960
W. Tayloe Murphy, Jr.	43,500	34,960	—	78,460
Alan W. Myers(4)	33,800	38,449	—	72,249
Thomas P. Rohman	38,333	34,960	—	73,293
Linda V. Schreiner	40,667	34,960	—	75,627
Raymond L. Slaughter(3)(4)	41,800	38,449	—	80,249
Raymond D. Smoot	108,000	34,960	—	142,960
Thomas G. Snead, Jr.(5)	—	—	—	—
Charles W. Steger	33,000	34,960	—	67,960
Ronald L Tillett	64,166	34,960	—	99,126
Keith L. Wampler(3)	46,000	34,960	—	80,960

(1)	Dr. Smoot received an additional $80,000 cash retainer for serving as the Chairman of the Board of Directors. Mr. Tillett received an additional $20,000 cash retainer for serving as Vice Chairman of the Board of Directors. Mr. Tillett also received an additional $3,333 cash retainer for serving as Chair of the Compensation Committee until May 2017 and Ms. Schreiner received an additional $6,667 cash retainer for serving as Chair of the Compensation Committee beginning in May 2017. Mr. McCann received an additional $15,000 cash retainer for serving as Chair of the Audit Committee; Mr. Murphy received an additional $7,500 cash retainer for serving as Chair of the Nominating and Corporate Governance Committee; and Mr. Wampler received an additional $10,000 cash retainer for serving as Chair of the Risk Committee. Members of the Audit, Compensation, Nominating and Governance and Risk Committees each received an additional $8,000 cash retainer. Members attending Executive Committee meetings received a $1,000 per meeting fee (or $500 for telephonic meetings lasting under an hour) for each meeting held during the year.
(2)	Represents the aggregated grant date fair value of the awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation — Stock Compensation. The grant date per share fair value for the second, third and fourth quarter retainers in 2017 of $36.26, $33.60 and $31.33, respectively, paid on March 1, June 1 and September 1, 2017, respectively, were based on the Company’s common stock closing price on February 28, May 31 and August 31, 2017, respectively. The grant date per share fair value of $37.69 for the first quarter 2018 retainer (paid in advance) paid on December 1, 2017 was based on the closing price of the Company’s stock’s common stock on November 30, 2017.
(3)	Messrs. Armstrong, Slaughter, Tillett, and Wampler elected for 2017 to defer their stock awards and Messrs. Armstrong and Wampler elected for 2017 to defer their cash awards into the Virginia Bankers Association’s non-qualified deferred compensation plan for the Company.
(4)	Messrs. Hansen, Myers and Slaughter each received an additional $800 in meeting fees ($200 per meeting) and $3,500 in stock awards as a result of service on the board of Union Mortgage Group, Inc.
(5)	Messrs. Corbin and Snead joined the Company’s Board of Directors January 1, 2018; accordingly, neither of them received director compensation in 2017.

AUDIT INFORMATION AND REPORT OF THE AUDIT COMMITTEE

Principal Accounting Fees

The Company’s independent registered public accounting firm, Ernst & Young LLP (“EY”), billed the following fees for services provided to the Company for the fiscal year 2017 and 2016:

	2017	2016
Audit fees(1)	$854,700	$794,317
Audit-related fees(2)	37,500	35,000
Tax fees(3)	330,000	10,499
Total	$1,222,200	$839,816

(1)	Audit fees: Audit and review services, consents, review of documents filed with the SEC, including the 2017 and 2016 proxy statements; attestation regarding the adequacy of internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act; attest report on internal controls under the Federal Deposit Insurance Corporation Improvement Act; EY provided a review of filings for the Xenith acquisition in 2017 and comfort letter services in connection with a subordinated debt offering in December 2016.
(2)	Audit-related fees: Audits of mortgage compliance.
(3)	Tax fees: In 2017, EY provided tax advice related to the acquisition of Xenith and consulted on tax planning strategies. No tax services are performed by EY to the Company for its Directors and Executive Officers. EY performed tax services for certain accounts within the Trust Division in 2016. The vendor used for tax services for the Trust Division changed in early 2016, and EY no longer performs any tax services for the Trust Division.

The Audit Committee notes that EY performed no services to the Company, other than those enumerated above, for 2016 or 2017. As a result, the Audit Committee has determined that the provision of these services by EY is compatible with maintaining the firm’s independence from the Company. Any engagement beyond the scope of the annual audit engagement is required to be pre-approved by the Audit Committee.

Audit Committee Pre-Approval Policy

The Audit Committee, or a designated member of the Audit Committee, must pre-approve all auditing services, internal control related services and permitted non-audit services, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of the audit, performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the registered public accountant’s independence. The Audit Committee may form and delegate authority to subcommittees, consisting of one or more members when appropriate, to grant pre-approvals of audit and permitted non-audited services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

Audit Committee Report

The Audit Committee’s 2017 Report to the Shareholders, which follows, was approved and adopted by the Audit Committee on February 26, 2018. The Board of the Company has a standing Audit Committee that consists of the independent directors whose names appear at the end of this report.

While management has the primary responsibility for the financial statements and the reporting process, including the Company’s system of internal controls, the Audit Committee monitors and reviews the Company’s financial reporting process on behalf of the Board of Directors. The role and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board. The Audit Committee reviews and reassesses its charter periodically and recommends any changes to the Board for approval. Under applicable law, the selection of the Company’s independent registered public accounting firm is the sole responsibility of the Audit Committee. The Audit Committee is also responsible for the compensation and oversight of the Company’s independent registered public accounting firm.

The Audit Committee annually evaluates the qualifications, performance and independence of the firm, including whether the firm’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the firm’s independence, prior to reappointment. The results of all Public Company Accounting Oversight Board (United States) (“PCAOB”) examinations are discussed with registered public accountants, EY, as part of this process. The Audit Committee also provides input to the independent registered public accounting firm with regards to engagement partner selection.

The Company’s independent registered public accounting firm is responsible for performing independent audits of the Company’s consolidated financial statements and its internal control over financial reporting in accordance with the standards of the PCAOB and to issue reports thereon. The Audit Committee monitors and oversees these processes. The Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, which, in its reports, expresses an opinion on the conformity of the Company’s consolidated annual financial statements to accounting principles generally accepted in the United States of America and whether the Company’s internal controls over financial reporting were effective as of December 31, 2017.

In this context, the Audit Committee met and held discussions with management and representatives of the Company’s independent registered public accounting firm, EY, with respect to the Company’s financial statements for the year ended December 31, 2017. Management represented to the Audit Committee that the consolidated financial statements of the Company were prepared in accordance with accounting principles generally accepted in the United States of America; the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by PCAOB Auditing Standard No. 1301, “Communication with Audit Committees,” and Rule 2-07 of Regulation S-X promulgated by the SEC, as modified or supplemented.

In addition, the Audit Committee discussed with the independent registered public accounting firm the auditors’ independence from the Company and its management, and the independent registered public accounting firm provided to the Audit Committee the written disclosures and letter required by PCAOB Rule 3526, “Communication with Audit Committees Regarding Independence.”

The Audit Committee also discussed with the Company’s internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and the independent registered public accounting firm, with and without management in attendance, to discuss the results of their examinations, the evaluations of the internal controls of the Company, and the overall quality of the financial reporting of the Company. This included the Audit Committee’s monitoring the progress of remediation of noted control deficiencies, until resolved.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.

Respectfully submitted by the members of the Audit Committee,

Patrick J. McCann, Chairman
Daniel I. Hansen
Jan S. Hoover
Raymond L. Slaughter
Patrick E. Corbin

NAMED EXECUTIVE OFFICERS

The following persons, each of whom is an executive officer of the Company, are sometimes referred to in this proxy statement as the “named executive officers,” or the “NEOs.”

Name (Age)	Title and Principal Occupation During at Least the Past Five Years
John C. Asbury (52)	Chief Executive Officer of the Company since January 2017 and President of the Company since October 2016; Chief Executive Officer of Union Bank & Trust since October 2016 and President of Union Bank & Trust from October 2016 until September 2017; President and Chief Executive Officer of First National Bank of Santa Fe from February 2015 until August 2016; Senior Executive Vice President and Head of the Business Services Group at Regions Bank from May 2010 until July 2014; Senior Vice President at Bank of America in a variety of roles.

G. William Beale (68)	Chief Executive Officer of the Company from February 2010 until January 2017 and President of the Company from October 2013 to October 2016; President and Chief Executive Officer of the Company from its inception in 1993 to February 2010; President of Union Bank & Trust from January 2016 to October 2016; Chief Executive Officer of Union Bank & Trust from February 2010 to October 2016; President and Chief Executive Officer of Union Bank and Trust Company, a predecessor of Union Bank & Trust, from 1991 to 2004.

Robert M. Gorman (59)	Executive Vice President and Chief Financial Officer of the Company since joining the Company in July 2012; Senior Vice President and Director of Corporate Support Services in 2011, and Senior Vice President and Strategic Financial Officer of SunTrust Banks, Inc., from 2002 to 2011; serves as a member of the Board of Directors of the Company’s affiliate, Old Dominion Capital Management, Inc.

John G. Stallings, Jr. (51)	President of Union Bank & Trust since joining the Company in September 2017; President and Chief Executive Officer of the Virginia Division of SunTrust Banks, Inc. from 2013 until September 2017; President and Chief Executive Officer of the Mid-Atlantic Division of SunTrust Banks, Inc. from 2010 to 2013; President and Chief Executive Officer of the Central Carolina Region of SunTrust Banks, Inc. from 2007 to 2010; Executive Vice President and Carolinas Group Retail Line of Business Manager of SunTrust Banks, Inc. from 2004 to 2007; Head of Retail Banking for National Commerce Financial Corporation from 2002 to 2004; a variety of positions in regional leadership and commercial banking at National Commerce Financial Corporation from 1993 to 2004 and 1988 to 1991.

M. Dean Brown (53)	Executive Vice President and Chief Information Officer & Head of Bank Operations since joining the Company in February 2015; Chief Information and Back Office Operations Officer of Intersections Inc. from 2012 to 2014; Chief Information Officer of Advance America from 2009 to 2012; Senior Vice President and General Manager of Revolution Money from 2007 to 2008; Executive Vice President, Chief Information Officer and Chief Operating Officer from 2006 to 2007, and Executive Vice President and Chief Information Officer from 2005 to 2007, of Upromise LLC.

Name (Age)	Title and Principal Occupation During at Least the Past Five Years
Elizabeth M. Bentley (57)	Former Executive Vice President of the Company since 2007; former Chief Retail Officer of Union Bank & Trust since 2007; Senior Vice President of Union Bank & Trust from 2005 to 2007; Vice President of Union Bank & Trust from 2002 to 2005; joined the Company in 1998 as an Assistant Vice President. Ms. Bentley resigned from the Company and Union Bank & Trust effective December 31, 2017.

D. Anthony Peay (58)	Former Executive Vice President of the Company since 2003 and former Chief Banking Officer of Union Bank & Trust since April 2012; Chief Financial Officer of the Company from 1994 to June 2012. Mr. Peay retired from the Company and Union Bank & Trust effective August 31, 2017.

OWNERSHIP OF COMPANY COMMON STOCK

The following table sets forth, as of March 7, 2018, certain information with respect to the beneficial ownership of the Company’s common stock held by (a) each director and director-nominee of the Company, (b) each executive officer named in the Summary Compensation Table in the “Compensation Discussion and Analysis” section below, (c) persons known by the Company to be the beneficial owners of more than 5% of its outstanding common stock, and (d) all the current directors and executive officers of the Company as a group. For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 (the “Exchange Act”). In general, beneficial ownership includes any shares of common stock as to which the individual has sole or shared voting or investment power. The table also includes shares of common stock that the individual has the right to acquire within 60 days of March 7, 2018 through the exercise of any option, warrant or right. Percentage ownership is calculated based on 65,845,209 shares of the Company’s common stock outstanding as of March 7, 2018, except as noted below.

Name	Shares of Common Stock		Shares Subject to Exercisable Options	Total Number of Shares Beneficially Owned	Percent of Common Stock
Directors:
L. Bradford Armstrong	13,611	(1)	—	13,611	*
Glen C. Combs	46,835	(2)	—	46,835	*
Patrick E. Corbin	31,292	(3)	—	31,292	*
Beverley E. Dalton	17,643		—	17,643	*
Gregory L. Fisher	16,297		—	16,297	*
Daniel I. Hansen	140,184	(4)	—	140,184	*
Jan S. Hoover	20,577		—	20,577	*
Patrick J. McCann	18,986	(5)	—	18,986	*
W. Tayloe Murphy, Jr.	160,679	(6)	—	160,679	*
Alan W. Myers	27,113	(7)	—	27,113	*
Thomas P. Rohman	7,525		—	7,525	*
Linda V. Schreiner	7,409		—	7,409	*
Raymond L. Slaughter	16,409	(8)	—	16,409	*
Raymond D. Smoot, Jr.	32,295		—	32,295	*
Thomas G. Snead, Jr.	37,790		—	37,790	*
Charles W. Steger	16,904		—	16,904	*
Ronald L. Tillett	30,460	(9)	—	30,460	*
Keith L. Wampler	17,832	(10)	—	17,832	*

Name	Shares of Common Stock		Shares Subject to Exercisable Options	Total Number of Shares Beneficially Owned		Percent of Common Stock
Named Executive Officers:
John C. Asbury	33,750	(11)	—	33,750			*
G. William Beale	137,772	(12)	49,569	187,341			*
Robert M. Gorman	26,874	(13)	—	26,874			*
John G. Stallings, Jr.	13,753	(14)	—	13,753			*
M. Dean Brown	18,776	(15)	—	18,776			*
Elizabeth M. Bentley	25,241	(16)	—	25,241			*
D. Anthony Peay	47,911	(17)	22,138	70,049			*
All other executive officers	41,428	(18)	3,277	44,705			*
All current executive officers and directors as a group: (26 persons)	1,006,877		74,984	1,081,861		1.64%
5% Shareholders:
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, Texas 78746	3,680,435			3,680,435	(19)	8.42	%(19)
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	2,930,406			2,930,406	(20)	6.7	%(20)
CapGen Capital Group VI LP 120 West 45th Street, Suite 1010 New York, New York 10036	4,779,460			4,779,460	(21)	7.3	%(21)

*	Represents less than 1% of the Company’s common stock.
(1)	Includes 9,140 shares of phantom stock allocated to Mr. Armstrong’s account under the Virginia Bankers Association’s nonqualified deferred compensation plan for the Company.
(2)	Includes 9,777 shares of common stock held in an IRA for the benefit of Mr. Comb’s spouse.
(3)	Includes 468 shares of phantom stock allocated to Mr. Corbin’s account under the Virginia Bankers Association’s nonqualified deferred compensation plan for the Company.
(4)	Includes 136,501 shares of common stock held jointly by Mr. Hansen and his spouse.
(5)	Includes 201 shares of common stock registered in the name of Mr. McCann’s spouse.
(6)	Includes 2,772 shares of common stock registered in the name of Mr. Murphy’s spouse.
(7)	Includes 1,000 shares of common stock registered in the name of Mr. Myers’s spouse.
(8)	Includes 1,413 shares of common stock held jointly by Mr. Slaughter and his spouse and 14,353 shares of phantom stock allocated to Mr. Slaughter’s account under the Virginia Bankers Association’s nonqualified deferred compensation plan for the Company.
(9)	Includes 1,246 shares of phantom stock allocated to Mr. Tillett’s account under the Virginia Bankers Association’s nonqualified deferred compensation plan for the Company.
(10)	Includes 4,946 shares of phantom stock allocated to Mr. Wampler’s account under the Virginia Bankers Association’s nonqualified deferred compensation plan for the Company.
(11)	Includes 29,647 shares of restricted stock over which Mr. Asbury has no investment power until such shares vest.
(12)	Includes 9,890 shares of phantom stock allocated to Mr. Beale’s account under the Virginia Bankers Association’s nonqualified deferred compensation plan for the Company, 8,355 shares of common stock held jointly by Mr. Beale and his spouse, 41,179 shares of common stock registered in the name of Mr. Beale’s spouse and 1,350 shares of common stock held in an IRA for the benefit of Mr. Beale’s spouse.

(13)	Includes 19,235 shares of restricted stock over which Mr. Gorman has no investment power until such shares vest.
(14)	Includes 12,380 shares of restricted stock over which Mr. Stallings has no investment power until such shares vest.
(15)	Includes 15,950 shares of restricted stock over which Mr. Brown has no investment power until such shares vest.
(16)	Ms. Bentley resigned as an executive officer of the Company effective December 31, 2017. Numbers provided reflect information known to the Company as of February 27, 2018.
(17)	Mr. Peay retired from the Company effective August 31, 2017. Numbers provided reflect information known to the Company as of December 31, 2017.
(18)	Includes shares of common stock (including 28,068 shares of restricted stock over which executive officers have no investment power until such shares vest) held by David G. Bilko, Loreen A. Lagatta and David V. Ring.
(19)	This information as of December 31, 2017 is based solely on Amendment No. 3 to Schedule 13G filed with the SEC on February 9, 2018, which reported sole voting power over 3,559,102 shares and sole dispositive power over 3,680,435 shares.
(20)	This information as of December 31, 2017 is based solely on Amendment No. 4 to Schedule 13G filed with the SEC on January 23, 2018, which reported sole voting power over 2,832,571 shares and sole dispositive power over 2,930,406 shares.
(21)	This information as of December 31, 2017 is based solely on a Schedule 13D filed with the SEC on January 10, 2018, which was filed jointly as follows: CapGen Capital Group VI LP reported sole voting and dispositive power over 4,779,460 shares; CapGen Capital Group VI LLC reported sole voting and dispositive power over 4,779,460 shares; Eugene A. Ludwig reported shared voting and dispositive power over 4,779,460 shares; and Robert B. Goldstein reported sole voting and dispositive power over 1,645 shares and shared voting and dispositive power over 4,779,460 shares.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This section of the proxy statement provides an overview and explanation of the material information relevant to understanding the objectives, policies, and the philosophy underlying the Company’s compensation programs for its executives, focusing on the named executive officers (also referred to as NEOs). The year 2017 was filled with several executive transitions. In accordance with the Board’s CEO transition plan, Mr. Beale resigned as CEO of the Company on January 2, 2017, at which time Mr. Asbury became CEO of the Company. In addition, the Company hired John G. Stallings, Jr. to serve as President of the Bank effective September 29, 2017; Mr. Peay and Ms. Bentley also left the Company in 2017, as explained in greater detail below. The NEOs for 2017 were as follows:

•	John C. Asbury, President and Chief Executive Officer of the Company
•	G. William Beale, former Chief Executive Officer of the Company
•	Robert M. Gorman, Executive Vice President and Chief Financial Officer of the Company (“CFO”)
•	John G. Stallings, Jr., Executive Vice President of the Company and President of Union Bank & Trust
•	M. Dean Brown, Executive Vice President of the Company and Chief Information Officer & Head of Banking Operations of Union Bank & Trust (“CIO”)
•	Elizabeth M. Bentley, former Executive Vice President of the Company and Chief Retail Officer of Union Bank & Trust (“CRO”)
•	D. Anthony Peay, former Executive Vice President of the Company and Chief Banking Officer of Union Bank & Trust (“CBO”)

As this section and the compensation tables for the NEOs are focused on the compensation for 2017, unless otherwise noted, references to the CEO below are to Mr. Asbury, as he held the position of CEO of the Company for the majority of the year.

Mr. Peay retired his position as an executive officer of the Company and CBO effective August 31, 2017. Ms. Bentley resigned as an executive officer of the Company and CRO effective December 31, 2017. Details regarding the severance agreements entered into between the Company and Mr. Peay and Ms. Bentley are provided under the section titled “Executive Agreements.”

In this Compensation Discussion and Analysis, the Company’s executive officers, including but not limited to the NEOs, are sometimes referred to as the “Executive Group.” This section of the proxy statement is intended to inform shareholders about certain incentive compensation plans as well as components of compensation paid to the NEOs. Following the Compensation Discussion and Analysis, the Company provides additional information relating to executive compensation in a series of tables, including important explanatory footnotes and narrative. The Summary Compensation Table is incorporated by reference into this Compensation Discussion and Analysis.

The Compensation Committee values the input of the Company’s shareholders regarding the design and effectiveness of the Company’s compensation programs for its executives. At the 2017 annual meeting of the Company’s shareholders, the shareholders voted to approve, on an advisory basis, the compensation of the Company’s NEOs, as described in the Compensation Discussion and Analysis, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in the Company’s 2017 proxy statement. Excluding abstentions and broker non-votes, the vote was 29,171,940 shares “For” (96.6% of the shares voted) and 1,032,315 shares “Against” (3.4% of the shares voted).

The Compensation Committee took into account the result of the shareholder vote in determining executive compensation policies and decisions since the 2017 annual meeting. The Compensation Committee viewed the vote as an expression of the shareholders’ overall satisfaction with the Company’s current executive compensation programs. Nonetheless, because market practice and the Company’s business needs continue to evolve, the Compensation Committee continually evaluates the compensation programs and makes changes when warranted.

Executive Summary

The Company’s compensation programs are designed to link the compensation that its executive officers receive through the Company’s various incentive plans to its financial performance. In making compensation decisions, the Compensation Committee considers market practices and compensation levels, the Company’s performance and good governance practices. The Company’s goal is to ensure that its compensation programs are competitive in attracting, motivating, and retaining high level executive talent, commensurate with its financial performance, and are generally aligned with the interests of its shareholders.

Each compensation element is generally targeted to the median of “market,” which is defined through the use of a select peer group and survey data that the Compensation Committee deems comparable. The incentive programs are designed so that superior financial performance should result in pay higher than the Company’s peers while substandard financial performance should result in pay lower than its peers.

When setting goals and objectives under the various compensation programs, the Compensation Committee considers the overall corporate strategy and how the goals can enhance and support the strategy. In 2017, the Company made solid progress in its four key focus areas for the year, including loan portfolio and income stream diversification, core deposit growth, efficiency improvements, and readiness to cross the $10 billion asset threshold. The Company continues to maintain its commitment to achieving top tier financial performance and providing above average returns to shareholders.

Below are some highlights of the Company’s financial and operational performance for 2017 in support of its strategic plan:

•	The Company entered into a definitive merger agreement to acquire Xenith Bankshares, Inc. (“Xenith”) on May 19, 2017 and, after having obtained all necessary regulatory and shareholder approvals, closed the transaction on January 1, 2018.
•	The Company continued to maintain its position as the largest community banking institution headquartered in Virginia and, through the acquisition of Xenith, has expanded its presence into new markets in the Virginia Beach and Hampton Roads areas of Virginia as well as into North Carolina.
•	John G. Stallings, Jr. was appointed President of the Bank to oversee the commercial, retail, wealth management, mortgage, and digital lines of business and all day-to-day operational activities. This realignment of the executive leadership structure was driven by the need to accommodate a greater asset size and to enable the Company to become more nimble, innovative and responsive to customers by allowing the CEO to lead the overall vision, strategy and financial performance of the Company while the Bank President focuses on day-to-day execution of strategic goals.
•	Commercial banking teams continued strong loan production during the year with double digit growth (13%) in total loans.
•	The Company closed nine in-store branches associated with the sale and/or closure of the MARTIN’s Food Markets located in the Richmond region.
•	The Company has delivered value to shareholders in the form of total return above the median of its selected compensation peer group. The stock performance graph below assumes that $100 was invested on December 31, 2012, and that all dividends were reinvested.

Total Return Performance
$300
$250
$200
$150
$100
$50
$0
12/31/12
12/31/13
12/31/14
12/31/15
12/31/16
12/31/17
UBSH
Peer Median

Below are some highlights of the Company’s executive compensation programs for 2017:

•	Base salaries of the NEOs, with the exception of Mr. Asbury due to his time in position and Mr. Beale due to his departure, were adjusted to ensure competitiveness with the market median of the selected compensation peer group as well as to reflect individual performance, skills and experience.
•	Payments under the Management Incentive Plan (“MIP”), the Company’s short-term incentive compensation plan, were made to the NEOs ranging from 39% to 74% of base salary. These payouts reflected a weighted average achievement of 101% of target for all corporate goals, which were comprised of goals relating to net operating income, loan growth, low cost deposits and the efficiency ratio.
•	Equity awards were made in the form of time-based restricted stock and performance share units under the Company’s long-term incentive program.
•	Previously granted performance share units with a performance period ending December 31, 2016 did not vest in 2017 because the relative Return on Assets and Return on Equity goals set for the awards were not achieved.

These actions are in addition to the other best practices embedded in the Company’s executive compensation programs designed to ensure that the Compensation Committee maintains effective governance and oversight of the programs. For example:

•	The Compensation Clawback Policy adopted by the Compensation Committee effective January 1, 2017 requires the recoupment of any excess incentive compensation paid to the NEOs, other executive officers or other recipients of incentive-based compensation if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws.
•	The Company uses a structured, formulaic process for determining the amount of annual short-term incentive cash compensation. However, the Compensation Committee retains the right to withhold or adjust awards as it deems appropriate.
•	Equity programs reward performance over a three or four-year time horizon.
•	Stock ownership guidelines generally align the interests of management with the interests of shareholders.

•	Performance share units deliver value to executives according to pre-determined financial metrics, if performance goals are achieved.
•	The Company’s compensation plans are evaluated by the Company’s risk management group as part of the Company’s enterprise risk management reviews. The reviews are intended to help identify areas of potential risk and opportunity that can be discussed with management or the Compensation Committee. The Compensation Committee reviews the results of the risk reviews as part of its effort to ensure the compensation plans do not encourage imprudent risk taking.
•	All executive compensation incentive program payouts and awards are reviewed by the Company’s internal audit department personnel prior to approval by the Compensation Committee.
•	The Compensation Committee uses the services of an independent compensation consultant.

Compensation Philosophy and Objectives

The Company’s “total compensation philosophy” related to executive compensation is to provide competitive, market-based total compensation programs that are aligned with the Company’s short and long-term business strategies, tied to Company performance, and supportive of the interests of its shareholders.

Within this framework, the Company observes the following principles:

Pay for performance:  To reflect a balance between fixed and at-risk compensation, performance-based cash incentive programs are used for executives. Payouts under these programs vary with performance against both annual Company goals and individual objectives. Executives are rewarded for achieving targeted performance against the Company’s operational and financial goals, as well as individual growth objectives, and are provided with an incentive to achieve greater results for greater rewards.

Reward long-term growth and profitability:  To provide rewards that encourage retention, promote performance and increase the level of at-risk compensation, executive officers are granted equity-based awards with vesting periods generally no less than 3 years. These awards are designed to reward executive officers for the critical execution and achievement of long-term results.

Align compensation with shareholder interests:  The interests of the Company’s executive officers are linked with those of its shareholders through the risks and rewards of the ownership of the Company’s common stock.

Attract and retain highly qualified executives:  Executive officers have base salaries that are market competitive with the Company’s identified industry peer group and permit the Company to hire and retain high quality individuals at all levels. Several compensation programs include the use of long-term equity compensation to encourage retention. The Company recognizes that by retaining high quality executives, its customers and shareholders will benefit from their expertise, high performance, and service longevity.

Ensure proper governance practices:  Policies and procedures around executive compensation programs are designed to prevent or mitigate excessive risk-taking by balancing short and long-term rewards. All performance-based plans maintain both threshold and maximum levels of payout as well as clawback provisions. Program flexibility is also provided to respond to the changing dynamics within the banking industry.

Each compensation element is generally targeted to the median of the market, which is defined through the use of a select peer group and survey data that the Compensation Committee deems comparable. The compensation programs and review process are designed to allow for adjustments for individual variances in experience, skills and contributions.

Role of the Compensation Committee

The Compensation Committee follows its charter (which is on the Company’s website at http://investors.bankatunion.com/govdocs) and met ten times during 2017. The principal duties of the Compensation Committee are to:

•	review and recommend to the Board of Directors for approval the compensation of the CEO and the other NEOs, taking into consideration the CEO’s compensation recommendations for them. The CEO does not deliberate in regard to his own pay and is not present during discussions concerning his pay;
•	provide continuous oversight of executive compensation plans and ensure they adhere to the Company’s overall compensation philosophy, including an appropriate balance between risk and financial results;
•	review and ensure compliance with the compensation rules and regulations applicable to the Company under the Dodd-Frank Act and certain SEC disclosure rules;
•	approve the MIP corporate goals and objectives relevant to the Executive Group and evaluate each executive’s performance against these goals and objectives;
•	recommend to the Board of Directors the compensation components for each member of the Executive Group; and
•	review and recommend to the Board of Directors the appropriate level and type of compensation for service by non-employee members of the Board and Board committees.

Compensation Consultants

During 2017, the Compensation Committee retained the services of Pearl Meyer & Partners, LLC (“Pearl Meyer”), an independent executive compensation consulting firm, to provide comprehensive consulting services, including to:

•	provide information regarding base salary ranges and recommendations for executives;
•	assist in the development of compensation guidelines used during the executive hiring process;
•	review the Compensation Discussion and Analysis section of the proxy statement;
•	assist in developing goals for the short and long-term incentive plans;
•	update the Compensation Committee about regulatory matters and trends;
•	assist with the development of 2017 executive compensation decisions; and
•	attend Compensation Committee meetings.

Pearl Meyer reports directly to the Compensation Committee and does not provide any other services to the Company. The Compensation Committee has analyzed whether the work of Pearl Meyer has raised any conflicts of interest, taking into consideration the following factors, among others: (i) the provision of other services to the Company by Pearl Meyer; (ii) the amount of fees from the Company paid to Pearl Meyer as a percentage of their respective total revenues; (iii) Pearl Meyer’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Pearl Meyer or the individual compensation advisors employed by Pearl Meyer with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of the Company owned by Pearl Meyer or the individual compensation advisors employed by Pearl Meyer. The Compensation Committee has determined, based on its analysis of the above factors, among others, that the work of Pearl Meyer and the individual compensation advisors employed by Pearl Meyer as compensation consultants to the Company has not created any conflicts of interest.

Compensation Benchmarking and Decisions

The Company conducts a benchmarking and peer group exercise annually with the Compensation Committee with assistance from Pearl Meyer. In August 2016, Pearl Meyer presented a review of the

Company’s peer group that utilized as the primary criteria for inclusion publicly traded U.S. banks with assets as of the end of the first quarter of 2016 ranging from approximately 50% to 200% of the Company’s asset size. The Compensation Committee considered the “compatibility” and “comparability” of each company when selecting the 2017 peer group. The Compensation Committee reviewed, among other things, each peer company’s asset size, earnings, geographical location, organizational structure and governance, number of employees, number of branch offices, and service offerings.

Following selection and approval by the Compensation Committee of the peer group the Company was positioned near the median of the group in terms of asset size. As a result, during 2017, the Compensation Committee compared the principal elements of total direct compensation against the peers listed below:

Ameris Bancorp	Legacy Texas Financial Group, Inc.
BancFirst Corporation	Old National Bancorp
BNC Bancorp(1)	Park National Corporation
Chemical Financial Corporation	Pinnacle Financial Partners, Inc.
Customers Bancorp, Inc.	Renasant Corporation
Eagle Bancorp, Inc.	S&T Bancorp, Inc.
First Commonweath Financial Corporation	Simmons First National Corporation
First Financial Bancorp.	South State Corporation
First Financial Bankshares, Inc.	TowneBank
First Merchants Corporation	Trustmark Corporation
First Midwest Bancorp, Inc.	United Bankshares, Inc.
Heartland Financial USA, Inc.	WesBanco, Inc.
Home BancShares, Inc.

(1)	BNC Bancorp merged into Pinnacle Financial Partners, Inc. on June 16, 2017.

In addition to the selected peer group, the Compensation Committee also considered the executive compensation of peer companies used by proxy advisory firms to ensure reasonable overlap.

As part of the annual benchmarking practice, the Compensation Committee reviewed relevant market and survey data and analyses provided by Pearl Meyer, its independent executive compensation advisor. The data used in this exercise primarily included national data from the following:

•	Pearl Meyer, 2016 National Banking Compensation Survey Report;
•	McLagan, 2016 Regional and Community Bank Compensation Survey;
•	Kenexa, 2016 CompAnalyst Database;
•	Custom peer group proxy filings; and
•	Additional proprietary survey sources.

Executive positions were matched to the survey and/or proxy data based on job duties using the appropriate scope for asset size. In addition to reviewing the respective data, the Compensation Committee considered recommendations of other key executives, including the CEO, the CFO, and the Chief Human Resource Officer in making decisions on compensation.

Compensation Risk Assessment

The Company’s risk management group evaluates the Company’s incentive compensation programs as part of its enterprise risk management review. The evaluations include, but are not limited to, the performance metrics, approval mechanisms and related characteristics of selected Company compensation policies and programs. The goal of the review is to determine whether any of these policies or programs could create risks that may have a material adverse effect on the Company, its affiliates or shareholders. To date, these reviews have found that the compensation programs do not present undue risk for the Company. The Compensation Committee considers the results of these reviews and also regularly reviews the incentive compensation arrangements to ensure that such arrangements do not encourage the NEOs to take unnecessary and excessive risks that would threaten the value of the Company.

Elements of Compensation

Annually, the Compensation Committee evaluates the elements of executive compensation. For 2017, the principal components of compensation for members of the Executive Group were:

Base Salary:  Paid to recognize the day-to-day duties and responsibilities of the Company’s executives.

Short-Term Performance-Based Cash Incentive Opportunity:  Consistent with competitive practices, the executives have a portion of their targeted annual total cash compensation at risk, contingent upon meeting the Company’s corporate goals and the executive’s personal objectives.

Long-Term Incentive Opportunity — Time-Based Restricted Stock and Performance-Based Awards:  Executives who are critical to the Company’s long-term success participate in long-term incentive opportunities that link a significant portion of their total compensation to increasing shareholder value.

The following charts illustrate the targeted and actual mix of compensation for the CEO for 2017.

Incentive or variable compensation for an individual executive may become a larger percentage of the executive’s total direct compensation when he or she assumes significant responsibilities and has a significant impact on the financial or operational success of the Company.

Generally, the Compensation Committee targets base salary compensation and the various percentages used to calculate short and long-term incentive opportunities at the 50th percentile of the selected peer group market data, using prevailing industry practices as a guide. For 2017, targeted executive compensation levels were considered in-line with the respective market benchmarks for all components.

Targeted Compensation Levels Relative to Peer Group

Element	Percent of Median
Base Salaries	113%
Target Total Cash Compensation	107%
Target Total Direct Compensation	105%

The elements of compensation are described in detail below and are detailed in the Summary Compensation Table as well as in the other tables following this Compensation Discussion and Analysis.

Base Salary

In early 2017, the Compensation Committee met and, in accordance with its compensation philosophy and practices, recommended base salaries for the NEOs, which were approved by the Board of Directors on February 23, 2017. Base salary changes were not recommended for Mr. Asbury or Mr. Beale due to Mr. Asbury’s short tenure with the Company and Mr. Beale’s planned retirement as of March 31, 2017. In addition, Mr. Stallings did not join the Company until September 29, 2017. As a result, the NEO base salaries effective March 1, 2017 were:

Name	2017 Base Salary	% Increase from 2016
John C. Asbury	$650,000	0.0%
G. William Beale	$725,000	0.0%
Robert M. Gorman	$374,073	3.0%
John G. Stallings, Jr.(1)	$400,000	n/a
M. Dean Brown	$332,072	3.0%
Elizabeth M. Bentley	$286,004	3.0%
D. Anthony Peay	$379,802	3.0%

(1)	Reflects initial base salary upon hire on September 29, 2017.

Short-Term Incentive Compensation

The MIP, or Management Incentive Plan, is the Company’s short-term incentive compensation plan. The MIP is an annual plan that begins each January 1, the first day of the Company’s fiscal year.

•	The Compensation Committee administers the MIP and has final authority with respect to all matters or disputes relating to the plan.
•	Award payouts range from 0% to 150% of the executives’ target opportunity based on achieving certain levels of performance.

Payouts under the MIP are subject to the terms of the Company’s Compensation Clawback Policy, as well as any similar provisions of applicable law.

In addition, unless the Compensation Committee determines otherwise, no awards will be paid under the MIP, regardless of performance against the specified measures, if (1) any regulatory agency issues a formal enforcement action, memorandum of understanding or other negative directive action where the Compensation Committee considers it imprudent to pay awards under the MIP, (2) after a review of the Company’s credit quality measures the Compensation Committee considers it imprudent to pay awards under the MIP, or (3) if the Company’s operating return on assets is less than .88% for the year.

Taking into consideration the recommendations of Pearl Meyer, its independent compensation consultant, and the CEO’s recommendations for the other NEOs, the Compensation Committee assigns each NEO an incentive award target as a percentage of year end base salary. The Compensation Committee also assigns each NEO a weighting between the corporate and individual/divisional goals.

Based on the Compensation Committee’s August 2016 executive compensation review indicating that actual total cash compensation of the Company’s executives was aligned with the market median of the Company’s compensation peer group, the Compensation Committee made no changes to incentive target opportunities for each NEO under the MIP for 2017. Listed below are each NEO’s targeted percentages and weightings for the 2017 MIP:

Name	Target as a Percentage of Base Salary	Corporate Goal Weighting	Individual/ Divisional Goal Weighting
John C. Asbury	75%	100%	0%
G. William Beale(1)	n/a	n/a	n/a
Robert M. Gorman	50%	80%	20%
John G. Stallings, Jr.(2)	50%	80%	20%
M. Dean Brown	45%	60%	40%
Elizabeth M. Bentley(3)	40%	100%	0%
D. Anthony Peay(2)(3)	45%	100%	0%

(1)	Due to Mr. Beale’s retirement on March 31, 2017, he is not a participant in the 2017 MIP.
(2)	Mr. Stallings’ participation in the 2017 MIP was prorated for the year based on his hire date of September 29, 2017. Mr. Peay’s participation in the 2017 MIP was prorated for the year based on his departure date of August 31, 2017.
(3)	Ms. Bentley and Mr. Peay’s original goal weightings under the MIP were 80% corporate and 20% individual/divisional; however, in accordance with their respective severance agreements, the weighting was changed to 100% corporate goals for 2017.

Corporate Goals

The largest portion of the NEOs’ MIP payouts is based on achievement of corporate performance measures. Target corporate performance is based upon the 2017 corporate budget.

The Compensation Committee reviewed and approved the 2017 corporate performance measures and weightings of the MIP taking into consideration quantitative data and considering performance in light of events affecting the Company from an economic, regulatory and operational perspective.

The corporate performance measures and their respective weightings as approved by the Compensation Committee are outlined below (dollars in thousands):

Corporate Performance Measure	Weighting	Threshold	Target	Superior
Net Operating Income	40%	$80,000	$85,996	$90,000
Low Cost Deposits	20%	$5,280,680	$5,444,000	$5,716,200
Total Loans	20%	$6,622,450	$6,971,000	$7,249,840
Efficiency Ratio	20%	63.30%	61.78%	60.10%
	100%

Individual Goals

The NEOs have a smaller portion of their MIP payouts based on individual goals. For each NEO, the CEO evaluates individual performance against the relevant individual goals, determines whether the NEO met his individual goals for the plan year, and provides the information to the Compensation Committee as needed to assist with recommendations and decisions.

In 2017, Mr. Asbury’s MIP payout was 100% based on achievement of the corporate measures.

Mr. Gorman’s individual goals for 2017 were based on a combination of net interest margin, stock price performance against select regional banking peers, execution of identified efficiency projects, and leadership of both the M&A execution strategy and the refresh of the Company’s three-year strategic plan.

As Mr. Stallings was only in role for a short period of time during 2017, his individual goals were driven by the need to realign the retail and business banking teams, to finalize the retail leadership talent structure, to establish ways to optimize cross segment opportunities, and to assist in the successful integration of Xenith.

Mr. Brown’s individual goals for 2017 primarily centered on his ability to deliver on specified growth initiatives, to drive the efficiency of operations and compliance and to continue the development and growth of the information technology and operations teams. His goals also included the development of an initial baseline of the enterprise application architecture and a forward-looking application roadmap.

In light of Ms. Bentley’s separation from the Company and Mr. Peay’s retirement during 2017, the Compensation Committee approved, and stipulated in their respective severance agreements, that payment of any MIP award for 2017 would be based solely on achievement of the specified MIP corporate goals.

Award Payouts

Payouts were made to the NEOs under the 2017 MIP based on their achievement of both corporate and individual goals, as applicable. The Compensation Committee has discretion under the MIP to withhold or adjust any incentive compensation in its sole discretion as it deems appropriate; however, the Compensation Committee did not make any such adjustments for the NEOs under the MIP for 2017.

The portion of payouts under the 2017 MIP that were based on performance against corporate measures were based on actual corporate results assessed against threshold, target and superior performance levels as described above. Payouts for performance between threshold and superior were calculated using straight line interpolation using a 10% payout for threshold performance, a 100% payout for target performance, and a 150% payout for superior performance. The following table shows the Company’s performance against each corporate goal and the resulting payout percentage (dollars in thousands):

Corporate Performance Measure	Weighting	Actual Results(1)		Achievement %	Payout %
Net Operating Income	40%	$85,220	Between Threshold & Target	99%	88%
Low Cost Deposits	20%	$5,663,072	Between Target & Superior	102%	131%
Total Loans	20%	$7,141,552	Between Target & Superior	104%	140%
Efficiency Ratio	20%	62.72%	Between Threshold & Target	99%	45%
	100%				98%

(1)	Actual results for the operating net income and efficiency ratio measures were adjusted to account for extraordinary items during 2017, including branch closure costs, gains on the sale of securities, bank premise loss and OREO valuation adjustments. These adjustments resulted in an increase in the operating net income measure payout from 64% to 88% and an increase in the efficiency ratio measure payout from 11% to 45%. Overall the corporate component payout change was from 82% to 98%.

With respect to individual/divisional goals, payouts under the 2017 MIP were based on performance against both qualitative and quantitative goals. The following table describes the respective NEO’s achievement against his or her individual/divisional goals under the MIP for 2017 and the payout percentage, in each case as approved by the Compensation Committee with respect to each NEO:

Name	Actual Results	Payout %
John C. Asbury	N/A	N/A
G. William Beale	N/A	N/A
Robert M. Gorman	Performance reflects below target achievement of net interest margin goal and superior performance relative to stock price performance against select regional banking peers. Also reflects targeted or slightly above target achievement of goals associated with the execution of identified efficiency projects, and leadership of both the M&A execution strategy and the refresh of the Company’s three-year strategic plan.	122%
John G. Stallings, Jr.	Achieved target performance levels for realignment of the retail and business banking teams, establishing ways to optimize cross segment opportunities, and assisting in the successful integration of Xenith. Demonstrated superior performance in the finalization of the retail leadership talent structure.	120%
M. Dean Brown	Demonstrated superior performance on the delivery of specified growth initiatives and in driving the efficiency of operations and compliance. Performed at target or slightly above with respect to his efforts to continue the development and growth of the information technology and operations teams and the development of an initial baseline of the enterprise application architecture and a forward-looking application roadmap.	131%
Elizabeth M. Bentley(1)	N/A	N/A
D. Anthony Peay(1)	N/A	N/A

(1)	Ms. Bentley’s and Mr. Peay’s MIP awards for 2017 were based solely on achievement of the specified MIP corporate goals as stipulated in their respective severance agreements.

In early 2018, the Compensation Committee and the Company’s Board of Directors approved the following payouts to the NEOs under the MIP for 2017:

Name	Payout	% of Base Salary
John C. Asbury	$479,816	74%
G. William Beale	N/A	N/A
Robert M. Gorman	$192,908	52%
John G. Stallings, Jr.	$56,506	57%
M. Dean Brown	$166,698	50%
Elizabeth M. Bentley	$112,598	39%
D. Anthony Peay	$112,145	44%

Long-Term Incentive Compensation

Long-term incentive compensation is provided to members of the Executive Group to reward the executives for the critical execution and achievement of long-term results and to generally align their interests with those of the Company’s shareholders. The Compensation Committee approves long-term incentive compensation awards annually, usually at its February meeting. The Compensation Committee does not time the approval of awards based on information, either positive or negative, about the Company that has not been publicly disseminated.

In making long-term incentive compensation determinations, the Compensation Committee considers, in its discretion, the following:

•	the Company’s performance relative to peers;
•	industry-specific survey results;
•	the data and opinions offered by Pearl Meyer, the Compensation Committee’s independent compensation consultant;
•	the Company’s earnings, growth, and risk management practices and results; and
•	in determining the type of award to be granted, the accounting and tax treatment of the award for both the Company and the recipient.

The Company maintains stock ownership guidelines to support the objective of increasing the amount of Company common stock owned by NEOs and certain other members of management to further align the interests of management with the general interests of shareholders, and to ensure that management has a significant stake in the organization’s long-term success.

Stock Incentive Plans

As of December 31, 2017, the Company had outstanding equity awards to NEOs that had been granted under the following Stock Incentive Plans:

2003 Stock Incentive Plan (“2003 SIP”).  One of the Company’s former equity compensation plans used for granting stock awards to eligible employees of the Company and its subsidiaries in the form of incentive stock options, nonqualified stock options, stock appreciation rights and restricted stock. The 2003 SIP terminated on June 30, 2013, and no awards were made after that date. Awards made prior to the 2003 SIP’s termination date, and outstanding on that date, remain valid in accordance with their terms.

Stock and Incentive Plan (“UBC SIP”).  The Company’s current equity compensation plan is the UBC SIP, previously known as the 2011 Stock Incentive Plan. The UBC SIP was originally adopted by the Board of Directors and approved by the shareholders in 2011 but was amended and restated by the Board of Directors on January 29, 2015 and became effective April 21, 2015, when approved by the Company’s shareholders. The UBC SIP makes available up to 2,500,000 shares of the Company’s common stock for granting stock awards in the form of stock options, restricted stock, restricted stock units, stock awards, performance share units and performance cash awards to eligible employees and non-employee directors of the Company and its subsidiaries. The Compensation Committee administers the UBC SIP and has discretion with respect to determining whether, when, and to whom awards may be granted. The Compensation Committee also determines the terms and conditions for each such award, including any vesting schedule, subject in the case of NEOs to Board approval. As of December 31, 2017, there were 1,560,728 shares remaining in the UBC SIP for specific grants and awards.

2017 Long-Term Incentive Plan

The Compensation Committee believes that long-term incentive compensation should be balanced between retention and performance incentives and therefore a combination of restricted stock awards and performance share units are used. The Compensation Committee believes that this combination coupled with meaningful stock ownership requirements reduces the risk profile of the awards while ensuring that executives are focused on shareholder value and the long-term success of the Company. The 2017 Long-Term Incentive Plan (“LTIP”) had two components weighted as follows:

•	50% of the executive’s target long-term incentive value was awarded as a restricted stock award vesting at 50% on the third anniversary and 50% on the fourth anniversary of the date of the grant; and
•	50% of the executive’s target long-term incentive value was awarded as performance share units.

The number of shares and units was calculated using the per share closing price of the Company’s common stock on the NASDAQ market on the grant date approved by the Board of Directors.

Executives may earn the performance share unit portion of their awards by achieving certain metrics as established by the Compensation Committee over a three-year performance period. In 2017, the Compensation Committee approved a measure of relative total shareholder return (“TSR”) versus the total shareholder return of banks comprising the KBW Regional Banking Index to align the goal with current business strategies and shareholder interests. Vesting of the performance share unit awards can range from a threshold of 10% (for relative TSR equal to the 25th percentile of the peer banks) to a target of 100% (for relative TSR equal to the 50th percentile of the peer banks) to a maximum of 200% (for relative TSR equal to the 100th percentile). Vesting for performance between the stated percentiles is calculated using straight line interpolation. Relative TSR below the 25th percentile of the peer banks will result in no vesting of the performance share unit awards.

In addition, in the case of performance share units, each award is subject to clawback to the Company as may be required by applicable law, SEC or NASDAQ rule or regulation or the Company’s Compensation Clawback Policy. Pursuant to the Company’s Compensation Clawback Policy, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the Compensation Committee will require, to the extent practicable, the surrender of a portion or all of the shares received in payment of the performance share units. The Company has the right to modify future long-term incentive awards should repayment not occur.

2017 Long-Term Incentive Plan Awards

As part of the 2017 LTIP, on February 16, 2017, the Compensation Committee approved and recommended to the Board of Directors, which in turn approved on February 23, 2017, awards of restricted stock and performance share units to the NEOs under the UBC SIP. The chart below shows the 2017 restricted stock and performance share unit awards:

Name	Restricted Stock	Performance Share Opportunity(1)
John C. Asbury	7,416	7,416
G. William Beale(2)	n/a	n/a
Robert M. Gorman	2,511	2,511
John G. Stallings, Jr.(3)	n/a	n/a
M. Dean Brown	2,006	2,006
Elizabeth M. Bentley	1,536	1,536
D. Anthony Peay	2,294	2,294

(1)	The performance share opportunity is presented as the target number of performance share units.
(2)	Due to Mr. Beale’s retirement on March 31, 2017, he was not a participant in the 2017 LTIP.
(3)	As a new hire in 2017, Mr. Stallings was not eligible to participate in the Company’s 2017 LTIP. He will become eligible to participate in the Company’s 2018 LTIP.

Other Long-Term Incentive Plan Awards

During 2017, upon the recommendation of the CEO, the Compensation Committee and the Company’s Board of Directors, in an effort to reward past performance and encourage the retention and commitment of key positions, approved on April 26, 2017 and May 2, 2017 respectively, restricted stock awards to members of the Executive Group as set forth in the chart below. The awards were issued under the UBC SIP and have a vesting period of two years.

Name	Restricted Stock
Robert M. Gorman	1,660
Elizabeth M. Bentley	950
D. Anthony Peay	1,465

In addition, in connection with his offer of employment with the Company, Mr. Stallings was awarded a restricted stock grant on November 1, 2017 with a three-year vesting period. He was also awarded performance share units with a three-year performance period ending October 31, 2020 based on the measure of relative total shareholder return (“TSR”) versus the total shareholder return of banks comprising the KBW Regional Banking Index. The chart below shows the 2017 restricted stock and performance share unit awards awarded to Mr. Stallings:

Name	Restricted Stock	Performance Share Opportunity(1)
John G. Stallings, Jr.	8,209	4,398

(1)	The performance share opportunity is presented as the target number of performance share units.

Stock Ownership Guidelines

The Company’s stock ownership guidelines, as originally adopted in 2013 and amended effective January 1, 2018, were developed based on a review of competitive market practice and establish stock ownership levels for the NEOs as follows:

Participant	Value of Shares Owned
Chief Executive Officer	3x Base Salary
Bank President and Chief Financial Officer	2x Base Salary
Other Named Executive Officers	1x Base Salary

The guidelines state that each executive should achieve the designated level of stock ownership within five years. For a new NEO the five-year period begins on January 1 of the year following his date of hire or identification as an NEO. Prior to meeting the applicable stock ownership level guidelines, an NEO is required to retain 50% of the shares received as a result of vesting or exercise of awards granted under the Company’s equity compensation plans.

Each NEO’s stock ownership level is reviewed annually by the Company and the Compensation Committee. As of the June 2017 review, all current NEOs were in compliance with their respective stock ownership levels, other than Mr. Stallings, whose five-year period began January 1, 2018.

CEO Compensation Pay Ratio

The additional information below describes the relationship of the CEO’s annual total compensation to the annual total compensation of a median employee of the Company as required by SEC rules.

In order to identify the median of the annual total compensation of all of the Company’s employees, as well as to determine the annual total compensation of the Company’s median employee, the following approach was utilized. As of December 31, 2017, the Company’s employee population consisted of approximately 1,467 individuals with 100% of the individuals located in the United States. This population consisted of all of the Company’s full-time and part-time employees. The median of the annual total compensation of all employees (excluding the CEO) was determined by looking at the total of all salaries, wages, bonuses, and all other earnings as reported in the payroll records of the Company from January 1, 2017 to December 31, 2017. Using this compensation measure, which was consistently applied to all employees, the median employee of the Company was identified.

Once the median employee was identified, the annual total compensation of the median employee was determined by adding together the same components of compensation that are included in the 2017 Summary Compensation Table included herein for the CEO and other NEOs.

The comparison of the annual total compensation of the median employee as described above to the annual total compensation of the CEO as reported in the “Total” column of the Summary Compensation Table included herein results in the following:

•	The median of the annual total compensation of all individuals employed by the Company on December 31, 2017 (other than Mr. Asbury, the CEO), was $43,724;
•	The annual total compensation of Mr. Asbury, the CEO, was $1,731,006.
•	The ratio of the annual total compensation of the median of the annual total compensation of all employees (excluding the CEO) to the CEO is 1:40.

This ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll records and the methodology described above. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Executive Agreements

In 2017, the Company began a detailed review of all existing employment and management continuity agreements. The review was initiated based on the desire of the Company to move away from entering into individual agreements and to establish more general executive programs that would eliminate personal negotiation on an on-going basis. The review was also aimed at addressing the differences and inequities in severance and change-in-control benefits available to its current executives. On September 22, 2017, the Board of Directors, acting upon recommendation by the Compensation Committee, approved the non-renewal, in accordance with their respective terms, of all employment and management continuity agreements for executives except Mr. Asbury and Mr. Gorman, pursuant to which such agreements would terminate effective December 31, 2017. Non-renewal notices were delivered to Mr. Brown and Ms. Bentley on September 25, 2017.

In connection with the approval of the non-renewal of employment and management continuity agreements, on September 22, 2017, the Company also approved an amendment and restatement of the Union Bankshares Corporation Executive Severance Plan, effective January 1, 2018, to amend and restate the Union Bankshares Corporation Executive Severance Plan, effective January 1, 2016, as further detailed below.

Upon his hire on September 29, 2017, the Company did not enter into any form of employment or change-in-control agreement with Mr. Stallings.

Mr. Beale is currently serving as a consultant to the Company in accordance with the Transition Agreement entered into with him on August 23, 2016.

In addition, on June 5, 2017, the Company announced that Mr. Peay would retire effective August 31, 2017. In connection with his retirement, the Company and the Bank entered into a severance agreement with him which outlined the terms of his separation and his receipt of certain severance benefits as further detailed below.

Also, on October 23, 2017, the Company announced that Ms. Bentley had decided to leave the Company effective December 31, 2017. In connection with her departure, the Company and the Bank entered into a severance agreement with her which outlined the terms of her departure and her receipt of certain severance benefits as further detailed below.

Employment and Change-in-Control Agreements

John C. Asbury.  The Company entered into an employment agreement on August 23, 2016 with Mr. Asbury that provides for an initial term of three years, beginning October 1, 2016 and ending December 31, 2019. The employment term automatically renews on January 1, 2020 and annually thereafter each January 1 for an additional twelve months unless notice of non-renewal is given by the Company. However, per the terms of the agreement, the employment term will not automatically extend beyond December 31 of the year in which Mr. Asbury attains age 65.

Mr. Asbury’s base salary and the recommendations of the Compensation Committee with respect to such salary are reviewed annually by the Board of Directors. He is eligible to participate in the Company’s short- and long-term cash and equity incentive plans. Incentive compensation under those plans is at the discretion of the Company’s Board of Directors and the Compensation Committee.

The Company may terminate Mr. Asbury’s employment without “Cause” (as defined in the Employment Agreement) with thirty days prior written notice to him. Mr. Asbury also may voluntarily terminate his employment with the Company at any time for “Good Reason” (as defined in the Employment Agreement). In the event the Company terminates Mr. Asbury’s employment without Cause or Mr. Asbury voluntary terminates his employment for Good Reason, or in the event the Company fails to renew the term of Mr. Asbury’s employment for calendar years 2020 and 2021, the Company will generally be obligated to continue to provide the compensation and benefits specified in the agreement, including base salary, for two years following the date of termination. In the event the Company fails to renew Mr. Asbury’s employment for calendar years 2022 and thereafter, the Company’s obligation to Mr. Asbury will consist of the compensation and benefits specified in the agreement for one year following the date of termination.

In the event of a termination for “Cause” (as defined in the Employment Agreement), Mr. Asbury will be entitled to receive his accrued but unpaid base salary and any unreimbursed expenses he may have incurred before the date of his termination.

If Mr. Asbury dies while employed by the Company, the Company will pay his designated beneficiary or estate an amount equal to Mr. Asbury’s then current base salary for a period of six months after his death.

Mr. Asbury’s Employment Agreement will terminate in the event that there is a change in control of the Company, at which time the Management Continuity Agreement, dated as of August 23, 2016, between the Company and Mr. Asbury, will become effective and any termination benefits will be determined and paid solely pursuant to the Management Continuity Agreement.

Under the terms of Mr. Asbury’s Management Continuity Agreement, the Company or its successor is required to continue in its employ Mr. Asbury for a term of three years after the date of a “Change in Control” (as defined in the Management Continuity Agreement). According to certain provisions, Mr. Asbury will retain commensurate authority and responsibilities and compensation benefits. He will receive a base salary at least equal to that paid in the immediate prior year and a bonus at least equal to the average annual bonus paid for the two years prior to the change in control.

If the employment of Mr. Asbury is terminated during the three years other than for “Cause” or “Disability” (as defined in the Management Continuity Agreement), or if he should terminate employment for “Good Reason” (as defined in the Management Continuity Agreement), Mr. Asbury will be entitled to a lump sum payment, in cash, not later than the first day of the seventh month after the date of termination equal to 2.00 times the sum of his respective base salary, his highest annual bonus paid or payable for the two most recently completed years, and any of his pre-tax reductions or compensation deferrals for the most recently completed year; for 24 months following the date of termination, Mr. Asbury will also continue to be covered under all health and welfare benefit plans of the Company in which he or his dependents were participating immediately prior to the date of termination and the Company will continue the benefit at the same rate applicable to active employees. The Management Continuity Agreement for Mr. Asbury provides for a cutback to the minimum payment and benefits such that the payments do not trigger an excise tax.

G. William Beale.  Pursuant to a transition agreement entered into with Mr. Beale on August 23, 2016, he resigned from the position of CEO of the Company on January 2, 2017, at which time Mr. Asbury became CEO. Mr. Beale served as Executive Vice Chairman of the Company’s and the Bank’s Boards of Directors until March 31, 2017, at which time he resigned from all employment positions with the Company and his former Employment Agreement and Amended and Restated Management Continuity Agreement terminated. The provisions of his Transition Agreement are summarized below.

Following Mr. Beale’s retirement on March 31, 2017, he will continue to serve as a member of the Boards of Directors of the Company and the Bank and provide consulting and advisory services as Senior Advisor to the Company. The consulting arrangement with Mr. Beale has a term of two years, from March 31, 2017 through March 31, 2019 (the “Consulting Period”), during which time Mr. Beale will provide consulting and advisory services as Senior Advisor to the Company. During that period, Mr. Beale will receive a monthly fee in an amount equal to one-twelfth of his annual base salary as in effect on his retirement date. The Company will also provide medical, life, dental and vision insurance benefits on terms no less favorable than what he would be entitled to under retiree insurance plans of the Company as in effect upon his retirement. Mr. Beale’s split dollar life insurance policy entered into pursuant to the Company’s Split Dollar Life Insurance Plan will remain in full force and effect until the death benefit is paid to his beneficiaries under such agreements. In addition, Mr. Beale will receive the cost of club dues and access to an office.

Mr. Beale received an award due to him under the 2016 MIP that was paid on March 15, 2017. Such payment was based on the achievement of the corporate goals and other goals previously described in relation to the transition process. Mr. Beale is not entitled to receive incentive compensation under the Company’s 2017 MIP for any services rendered as an employee after January 1, 2017. In addition, upon his retirement on March 31, 2017, (i) all unvested stock options granted to him under the Company’s stock incentive plans accelerated and vested; (ii) all restricted shares of the Company’s common stock granted to him under the Company’s long-term incentive plans that were unvested accelerated and vested; and (iii) performance share units will vest as determined at the end of the performance periods set forth in the 2014, 2015 and 2016 award agreements, provided that Mr. Beale will be entitled to vest in only pro rate portions of the performance share units granted in 2015 and 2016. Upon retirement, the Company also transferred to Mr. Beale the title to the Company-owned vehicle used by him.

During the Consulting Period, Mr. Beale will continue to be subject to the non-competition, non-solicitation and confidentiality covenants currently applicable to him. The Company may terminate the Transition Agreement at any time for “Cause” (as defined in the Transition Agreement) by written notice to Mr. Beale and will have no further obligations to Mr. Beale under his agreement. The company may terminate the Transition Agreement at any time other than for “Cause.” Under such circumstances, Mr. Beale will be entitled to receive the monthly cash payments and other benefits described above for the duration of the Consulting Period as if the Transition Agreement were not terminated. Mr. Beale may terminate the Transition Agreement for any reason by written notice to the Company, in which case he will be entitled to receive any compensation due but not yet paid as of the date of his termination notice. The Company otherwise has no further obligations to Mr. Beale under the Transition Agreement.

Robert M. Gorman.  The Company entered into an employment agreement with Mr. Gorman effective as of July 17, 2012. Mr. Gorman’s agreement has an initial term of two and-a-half years, and automatically renews annually for an additional calendar year upon the expiration of the initial term unless the Company gives notice that the employment term will not be extended. His Employment Agreement contains substantially similar terms to Mr. Asbury’s Employment Agreement. Mr. Gorman’s Employment Agreement will terminate in the event there is a change in control of the Company, at which time the Amended and Restated Management Continuity Agreement between him and the Company originally dated July 17, 2012 and amended as of December 7, 2012 will become effective and any termination benefits will be determined and paid solely pursuant to that agreement. Mr. Gorman’s Management Continuity Agreement also contains substantially similar terms to Mr. Asbury’s Management Continuity Agreement.

John G. Stallings, Jr.  Mr. Stallings has not entered into an individual employment or change-in-control agreement, but is a participant in the Company’s Executive Severance Plan and is entitled to certain severance benefits upon termination of employment under specified termination events, as described further below.

M. Dean Brown.  As was previously discussed, Mr. Brown was provided with notification on September 25, 2017 that his Management Continuity Agreement dated as of February 10, 2015 would not be renewed and would terminate effective December 31, 2017. Mr. Brown is also a participant in the Company’s Executive Severance Plan and is entitled to certain severance benefits upon termination of employment under specified termination events.

D. Anthony Peay.  On June 5, 2017, the Company and the Bank entered into a severance agreement with Mr. Peay regarding his agreement to retire and resign as an executive officer of the Company on August 31, 2017. Per the terms of the Severance Agreement, he is to receive certain severance benefits pursuant to the Severance Agreement and subject to the conditions and requirements of Section 4(f) of the Amended and Restated Employment Agreement between Mr. Peay and the Company dated as of May 1, 2006 and amended as of December 31, 2008.

The Severance Agreement with Mr. Peay details the terms of his retirement benefits including, but not limited to:

•	Mr. Peay will continue to receive his annual base salary, as of his retirement date, for a period of two years.
•	Certain unvested restricted stock awards granted to Mr. Peay and specified in the Severance Agreement accelerated and vested on August 31, 2017.
•	Mr. Peay is eligible to receive a payout of certain performance share units granted to Mr. Peay, as specified in the Severance Agreement. The payout, if any, will be pro-rated and based on actual performance during the applicable performance period, as certified following each applicable performance period.
•	Mr. Peay is eligible to receive the cash award under the Company’s 2017 MIP based solely on achievement of the corporate financial metric goals in the plan for the calendar year ended December 31, 2017. The award, if any, will be pro-rated based on service from January 1, 2017 through August 31, 2017.
•	Certain of Mr. Peay’s split dollar life insurance agreements, entered into pursuant to the Company’s Split Dollar Life Insurance Plan, will remain in full force and effect until the death benefits are paid to his beneficiaries under such agreements.
•	Mr. Peay received ownership of his Company vehicle.

Mr. Peay’s right to these benefits is subject to his continued compliance with the non-competition and non-solicitation covenants in the Employment Agreement, which apply for one year following his retirement date, as well as the confidentiality provisions provided in the Employment Agreement and in the Severance Agreement. Mr. Peay also continues to be subject to certain obligations, including but not limited to non-competition, non-solicitation and confidentiality provisions, under the Employment Agreement and the Amended and Restated Management Continuity Agreement between Mr. Peay and the Company dated as of November 21, 2000 and amended as of December 31, 2008.

Elizabeth M. Bentley.  On October 24, 2017, the Company and the Bank entered into a Severance Agreement with Ms. Bentley regarding her decision to resign as an executive officer of the Company on December 31, 2017. Per the terms of the Severance Agreement, she is to receive certain severance benefits pursuant to the severance agreement and subject to the conditions and requirements of Section 4(f) of the Amended and Restated Employment Agreement between Ms. Bentley and the Company dated as of October 24, 2011.

The Severance Agreement with Ms. Bentley details the terms of her separation benefits including, but not limited to:

•	Ms. Bentley will continue to receive her annual base salary, as of her separation date, for a period of two years.
•	Certain unvested restricted stock awards granted to Ms. Bentley and specified in the Severance Agreement accelerated and vested on December 31, 2017.
•	Ms. Bentley is eligible to receive a payout of certain performance share units granted to Ms. Bentley, as specified in the Severance Agreement. The payout, if any, will be pro-rated and based on actual performance during the applicable performance period, as certified following each applicable performance period.
•	Ms. Bentley is eligible to receive the cash award under the Company’s 2017 MIP based solely on achievement of the corporate financial metric goals in the plan for the calendar year ended December 31, 2017.
•	Ms. Bentley received ownership of her Company vehicle.

Ms. Bentley’s right to these benefits is subject to her continued compliance with the non-competition and non-solicitation covenants in the Employment Agreement, which apply for one year following her separation date, as well as the confidentiality provisions provided in the Employment Agreement and in the Severance Agreement. Ms. Bentley also continues to be subject to certain obligations under the Employment Agreement and the Management Continuity Agreement between Ms. Bentley and the Company dated as of October 24, 2011.

Executive Severance Plan

On September 22, 2017, the Board of Directors, acting on the recommendation of the Compensation Committee, approved an amendment and restatement of the Union Bankshares Corporation Executive Severance Plan, which amendment and restatement became effective January 1, 2018.

The Executive Severance Plan provides benefits to certain key or critical employees of the Company, including all of the Company’s executive officers other than the Chief Executive Officer, in the event of (i) the involuntary termination of the employee’s employment by the Company without cause (as defined in the Executive Severance Plan) or (ii) the involuntary termination of the employee’s employment by the Company without cause (as defined in the Executive Severance Plan) or by the employee for good reason (as defined in the Executive Severance Plan) within three years following a change in control of the Company (as defined in the Executive Severance Plan). The plan’s provisions do not apply to the Company’s CFO as he continues to have employment and management continuity agreements that provide severance or severance type benefits.

The Executive Severance Plan provides post-termination benefits for eligible executives in the case of a qualifying involuntary termination without cause (as defined in the Executive Severance Plan) that is not in connection with, or occurs more than three years following, a change in control of the Company. These benefits consist of:

•	a lump sum payment equal to the executive’s annual base salary at the time of termination, plus an amount equal to the executive’s annual incentive bonus paid or payable for the prior year pro-rated for the then-current calendar year through the termination date;
•	a lump sum payment equal to 12 times the Company-paid monthly subsidy for group health and dental plans;
•	outplacement services for 12 months provided in accordance with Company guidelines; and
•	any earned but unpaid obligations under any other benefit plan of the Company (“accrued obligations”).

The plan also provides enhanced post-termination benefits for eligible executives in the case of a qualifying termination without cause (as defined in the Executive Severance Plan) or for good reason (as defined in the Executive Severance Plan) that occurs within three years following a change in control of the

Company. These enhanced post-termination change in control benefits are provided in a tiered structure. The Company’s Section 16 officers who are eligible executives (which includes Mr. Stallings and Mr. Brown) and the Chief Audit Executive are “Tier 1 Executives,” and all other eligible executives are “Tier 2 Executives.” The post-termination change in control benefits for each tier of executives under the plan consist of:

Tier 1

•	a lump sum payment equal to two times the sum of the executive’s annual base salary at the time of termination plus an amount equal to the executive’s highest annual incentive bonus paid or payable, including by reason of deferral, for the two most recently completed years;
•	a lump sum payment equal to 24 times the Company-paid monthly subsidy for group health and dental plans;
•	outplacement services for 12 months provided in accordance with Company guidelines; and
•	any accrued obligations.

Tier 2

•	a lump sum payment equal to the executive’s annual base salary at the time of termination plus an amount equal to the executive’s highest annual incentive bonus paid or payable, including by reason of deferral, for the two most recently completed years;
•	a lump sum payment equal to 12 times the Company-paid monthly subsidy for group health and dental plans;
•	outplacement services for 12 months provided in accordance with Company guidelines; and
•	any accrued obligations.

In the case of a qualifying termination with or without a change in control, an executive must execute and not revoke a release of claims and non-solicitation agreement with the Company in the form provided by the Company to receive benefits (other than the accrued obligations). An executive who is a party to another agreement with the Company that provides severance or severance type benefits upon termination of employment may not receive post-termination benefits under the plan. In addition, no benefits will be paid to the extent they are duplicative of benefits under other plans or agreements with the Company.

The Company, with the approval of its Board of Directors (or the Compensation Committee, in accordance with the Company’s bylaws), has the right to amend, modify or terminate the Executive Severance Plan at any time if it determines that it is necessary or desirable to do so.

Potential Post-Employment Payments

Estimated potential payments to members of the Executive Group, upon the termination of their employment, including a termination following a change in control, if applicable, are set forth in the Potential Payments Upon Termination or Change In Control table.

Executive Perquisites

The Company provides limited perquisites to members of its Executive Group. In accordance with the Company’s vehicle policy, certain NEOs including Messrs. Asbury, Beale, Stallings, and Peay and Ms. Bentley are (or were) provided with company-owned vehicles for business use; the Company covers the vehicle’s business-use expenses. All members of the Executive Group currently have mobile devices, which are used for business purposes and are paid for by the Company (in accordance with the Company’s cell phone policy). In addition, as part of his offer of employment, Mr. Asbury received relocation assistance benefits in 2017.

Mr. Stallings’s dues for the Country Club of Virginia in Richmond, Virginia are paid for by the Company. Both Mr. Asbury as CEO and Mr. Stallings as the Bank President are covered under a financial planning allowance program that provides for reimbursement of certain financial planning expenses up to a $10,000 (net of taxes) annual limit. The Company also provides to Mr. Asbury the benefit of an annual executive physical program.

Other Benefits and Agreements

All members of the Executive Group are eligible to participate in the health and welfare benefit programs available to all of the Company’s employees. These programs include medical, dental, and vision coverages, short and long-term disability plans, and life insurance. All members of the Executive Group are also eligible to participate in the Employee Stock Ownership Plan sponsored by the Company.

In addition, the Company has a 401(k) profit sharing plan. All members of the Executive Group participate in this plan and are fully vested in their own contributions. The Company’s discretionary matching contributions vest at 100% upon two years of service.

The Company and certain members of the Executive Group are parties to split dollar life insurance agreements or bank owned life insurance (“BOLI”) agreements. Generally, under each split dollar or BOLI agreement, the Company has applied to a reputable insurance company for an insurance policy on the executive’s life. The insured executive is requested to designate his beneficiary upon death. A death benefit will be paid to the executive’s designated beneficiary, or to his estate, as may be applicable, under the provisions of the applicable agreement, and a death benefit will also be paid to the Company. Any death benefit paid to the Company will be in excess of any death benefit paid to the insured executive’s designated beneficiary.

The Company has entered into BOLI agreements with certain NEOs on four occasions, in 2000, 2005, 2014 and 2015. All of the polices are still in effect, with the exception of all three policies for Ms. Bentley and the 2014 policy for Mr. Peay, whereby the death benefit was forfeited as a result of the executive’s separation of employment under the BOLI agreements. The following table outlines the respective death benefit for each such executive’s designated beneficiary or estate.

Name	2000	2005	2014	2015
John C. Asbury	n/a	n/a	n/a	n/a
G. William Beale	3x annual salary	$100,000	$100,000	$100,000
Robert M. Gorman	n/a	n/a	$100,000	$100,000
John G. Stallings, Jr.	n/a	n/a	n/a	n/a
M. Dean Brown	n/a	n/a	n/a	n/a
Elizabeth M. Bentley	n/a	$100,000	$100,000	$100,000
D. Anthony Peay	3x annual salary	$100,000	$100,000	n/a

Executive Compensation in 2018

In October 2017, the Compensation Committee began an executive compensation review with data and analyses provided by Pearl Meyer, its independent compensation consultant. The purpose of the review was to assess the market competitiveness of current compensation against updated data for the selected peer group of base salaries, short-term and long-term incentive targets to assist in making decisions for 2018. The review indicated that overall base compensation and cash incentives are aligned with the market median (+/- 10%) as identified by survey and proxy data of our executive compensation peer group, but targeted total direct compensation trails the market median:

Compensation Levels Relative to Peer Group

Element	Percent of Median
Base Salaries	91%
Actual Total Cash Compensation	90%
Target Total Cash Compensation	91%
Target Total Direct Compensation	85%

In February 2018, the Compensation Committee met and approved new base salaries for the NEOs. The new NEO base salaries were approved by the Board of Directors on February 22, 2018 as follows:

Name	2018 Base Salary	2018 % Increase
John C. Asbury	$679,250	4.5%
G. William Beale	N/A	N/A
Robert M. Gorman	$385,295	3%
John G. Stallings, Jr.	$416,000	4%
M. Dean Brown	$342,034	3%
Elizabeth M. Bentley	N/A	N/A
D. Anthony Peay	N/A	N/A

The Compensation Committee also approved and recommended to the Board of Directors for approval a change in the short-term incentive opportunity for Mr. Asbury only from 75% to 85% for 2018. No changes were made to the respective short-term incentive opportunity targets for the other NEOs. In addition, as a result of the market study which indicated that total direct compensation trailed the market, the Compensation Committee approved and recommended to the Board of Directors for approval new targets under the long-term incentive plan as follows:

Name	2018 Target as % of Base Salary
John C. Asbury	120%
G. William Beale	N/A
Robert M. Gorman	70%
John G. Stallings, Jr.	75%
M. Dean Brown	55%
Elizabeth M. Bentley	N/A
D. Anthony Peay	N/A

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that appears above in this proxy statement. Based on its reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Respectfully submitted by the members of the Compensation Committee,

Linda V. Schreiner, Chairman
Glen C. Combs
Thomas P. Rohman
Ronald L. Tillett
Charles W. Steger

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table provides information on the compensation accrued or paid by the Company or its subsidiaries during the years indicated for the NEOs.

2017 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation (MIP)(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
John C. Asbury(6) President and Chief Executive Officer, Union Bankshares Corporation	2017	650,000	—	552,492	—	479,816	—	48,698	1,731,006
	2016	164,962	300,000	1,049,990	—	—	—	22,110	1,537,062
	2015	—	—	—	—	—	—	—	—
G. William Beale former Chief Executive Officer, Union Bankshares Corporation	2017	181,250	—	—	—	—	2,183	821,417	1,004,850
	2016	717,337	—	489,994	—	651,007	2,156	102,259	1,962,753
	2015	679,021	—	339,499	—	253,730	4,403	109,253	1,385,906
Robert M. Gorman EVP and Chief Financial Officer, Union Bankshares Corporation	2017	372,257	—	243,676	—	192,908	—	30,029	838,870
	2016	361,415	—	181,593	—	219,622	—	29,370	792,000
	2015	351,167	—	291,018	—	109,653	—	31,353	783,191
John G. Stallings, Jr.(6) EVP, Union Bankshares Corporation and President, Union Bank & Trust	2017	101,667	200,000	430,025	—	56,506	—	7,789	795,986
	2016	—	—	—	—	—	—	—	—
	2015	—	—	—	—	—	—	—	—
M. Dean Brown(6) EVP, Union Bankshares Corporation and Chief Information Officer & Head of Operations, Union Bank & Trust	2017	330,460	—	149,447	—	166,698	—	28,344	674,949
	2016	320,333	—	145,085	—	182,377	—	207,313	855,108
	2015	259,625	—	309,072	—	97,922	—	40,538	707,157

Elizabeth M. Bentley(5) former EVP, Union Bankshares Corporation and Chief Retail Officer, Union Bank & Trust	2017	284,616	—	146,827	—	112,598	—	465,863	1,009,904
	2016	276,326	—	111,064	—	132,985	—	26,322	546,697
	2015	268,491	—	180,878	—	60,689	—	37,028	547,086
D. Anthony Peay former EVP, Union Bankshares Corporation and Chief Banking Officer, Union Bank & Trust	2017	257,697	—	220,860	—	112,145	—	592,135	1,182,836
	2016	366,950	—	165,940	—	203,650	—	42,489	779,029
	2015	348,997	—	374,648	—	110,562	—	44,070	878,277

(1)	The amounts reported reflect the aggregate grant date fair value of the awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation — Stock Compensation. Stock awards consist of both restricted and performance-based awards. The performance-based awards in the above table assume the probable outcome of performance conditions is equal to the targeted potential value of the awards. Restricted awards vest over periods ranging from one to four years. For valuation and discussion of the assumptions related to stock options and awards, refer to the Company’s 2017 Form 10-K Note 14 “Employee Benefits and Stock Based Compensation” of the notes to the consolidated financial statements.
(2)	Represents cash award for individual and company performance under the MIP based upon achievement of specific goals approved by the Company’s Board of Directors. Achievement of specific goals and amount of cash award are determined by the Company’s Compensation Committee and submitted to the Company’s Board of Directors for approval.
(3)	Represents the change in actuarial present value under the deferred supplemental compensation program for the prior completed fiscal year.
(4)	The details of the components of this column are provided in a separate table below.
(5)	$5,300 of Ms. Bentley’s compensation for 2017 has been voluntarily deferred into the Virginia Bankers Association’s nonqualified deferred compensation plan for the Company.
(6)	Mr. Stallings joined the Company on September 29, 2017, Mr. Asbury joined the Company on October 1, 2016, and Mr. Brown joined the Company on February 27, 2015.

2017 ALL OTHER COMPENSATION TABLE

Name	Insurance Premiums ($)	Company Contributions to Retirement and 401(k) Plans ($)	Dividends on Restricted Stock Awards(1) ($)	Other Plan Payments(2) ($)	BOLI Income ($)	Other Benefits(3) ($)	Total ($)
John C. Asbury	—	10,800	15,972	—	—	21,927	48,698
G. William Beale	12,286	6,042	5,759	10,737	2,182	784,412	821,417
Robert M. Gorman	—	10,800	13,544	5,437	248	—	30,029
John G. Stallings, Jr.	—	—	1,724	—	—	6,065	7,789
M. Dean Brown	—	10,716	12,191	5,437	—	—	28,344
Elizabeth M. Bentley	—	7,647	9,087	10,737	300	438,092	465,863
D. Anthony Peay	—	10,800	11,402	10,737	1,078	558,117	592,135

(1)	The executives receive the same cash dividends on restricted shares as holders of regular common stock.
(2)	Represents a bonus available to all employees beginning in 1999 in lieu of disbanding a defined benefit plan. The amount provided is available to all eligible employees who were employed at that time and who continue to be employed by the Company or its subsidiaries. The bonus is currently determined as 2% of base salary or commissions for only those employees. Also included in this amount are contributions made by the Company to the Employee Stock Ownership Plan on behalf of the individuals.
(3)	Represents private and country club membership dues financial planning services and the use of Company-owned cars. For Mr. Asbury this column includes relocation benefits paid to him in 2017. For Mr. Peay and Ms. Bentley this column includes amounts imputed to them as income associated with the transfer of the title of their company-owned vehicles upon separation. Also included in this column for Mr. Beale, Mr. Peay and Ms. Bentley are the values of the restricted shares that vested as of their respective separation dates of March 31, 2017 ($770,548), August 31, 2017 ($528,694) and December 31, 2017 ($412,266).

Stock Option Grants and Stock Awards in 2017

The Grants of Plan-Based Awards in 2017 table and the Outstanding Equity Awards at Fiscal Year End 2017 table provide information for both non-equity and equity incentive plan awards, if any, and all other stock option grants and stock awards. The awards made to each NEO are also included in the Summary Compensation Table and represent a portion of the long term incentive compensation available to the executive for the period January 2017 through December 2019.

The following table provides information with regard to the stock awards granted during 2017 (and reported as Stock Awards in the Summary Compensation Table) and the annual cash incentive compensation award opportunity for 2017 for the NEOs.

GRANTS OF PLAN-BASED AWARDS IN 2017

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Option and Awards(4) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John C. Asbury	N/A	N/A	48,750	487,500	731,250	—	—	—	—	—	—	—
	2/23/2017	2/23/2017	—	—	—	—	—	—	7,416	—	—	276,246
	2/23/2017	2/23/2017	—	—	—	742	7,416	14,832	—	—	—	276,246
G. William Beale	—	—	—	—	—	—	—	—	—	—	—	—
Robert M. Gorman	N/A	N/A	18,704	187,037	280,556	—	—	—	—	—	—	—
	2/23/2017	2/23/2017	—	—	—	—	—	—	2,511	—	—	93,535
	5/2/2017	5/2/2017	—	—	—	—	—	—	1,660	—	—	56,606
	2/23/2017	2/23/2017	—	—	—	251	2,511	5,022	—	—	—	93,535
John G. Stallings, Jr.	N/A	N/A	5,500	55,000	82,500	—	—	—	—	—	—	—
	11/1/2017	11/1/2017	—	—	—	—	—	—	8,209	—	—	280,009
	11/1/2017	11/1/2017	—	—	—	440	4,398	8,796	—	—	—	150,016
M. Dean Brown	N/A	N/A	14,943	149,432	224,148	—	—	—	—	—	—	—
	2/23/2017	2/23/2017	—	—	—	—	—	—	2,006	—	—	74,724
	2/23/2017	2/23/2017	—	—	—	201	2,006	4,012	—	—	—	74,724
Elizabeth M. Bentley	N/A	N/A	11,440	114,402	171,603	—	—	—	—	—	—	—
	2/23/2017	2/23/2017	—	—	—	—	—	—	1,536	—	—	57,216
	5/2/2017	5/2/2017	—	—	—	—	—	—	950	—	—	32,395
	2/23/2017	2/23/2017	—	—	—	154	1,536	3,072	—	—	—	57,216
D. Anthony Peay	N/A	N/A	11,394	113,941	170,912	—	—	—	—	—	—	—
	2/23/2017	2/23/2017	—	—	—	—	—	—	2,294	—	—	85,452
	5/2/2017	5/2/2017	—	—	—	—	—	—	1,465	—	—	49,957
	2/23/2017	2/23/2017	—	—	—	229	2,294	4,588	—	—	—	85,452

(1)	Represents cash award for individual and Company performance under the MIP based upon achievement of specific goals. The annual cash incentive awards earned by the NEOs in 2017 under the MIP are shown in the Summary Compensation Table under the column captioned “Non-Equity Incentive Plan Compensation.” Maximum represents the potential payout for performance that exceeds expectations.
(2)	Reflects performance-based stock unit awards. The awards vest based on the achievement of TSR compared to companies comprising the KBW Regional Banking Index at the end of a three-year performance period. Vesting of the performance share unit awards can range from a threshold of 10% (for relative TSR equal to the 25th percentile of the peer banks) to a target of 100% (for relative TSR equal to 50th percentile of the peer banks) to a maximum of 200% (for relative TSR equal to 100th percentile). Vesting for performance between the stated percentiles is calculated using straight line interpolation. Relative TSR below the 25th percentile of the peer banks will result in no vesting of the performance share unit awards. Any stock units earned will be paid during the first 2½ months after the end of the performance period.
(3)	Reflects time-based restricted stock awards.
(4)	The amounts reported reflect the aggregate grant date fair value of the awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation — Stock Compensation. The grant date per share fair value for both the restricted and performance-based awards was based on the per share closing price of the Company’s common stock on the grant date. The performance-based awards in the above table assume the probable outcome of performance conditions is equal to the maximum potential value of the awards. Restricted awards have vesting periods between one and four years from the date of grant. For valuation and discussion of the assumptions related to stock options and awards, refer to the Company’s 2017 Form 10-K Note 14 of the notes to the consolidated financial statements on “Employee Benefits and Stock Based Compensation”.

The following table shows certain information regarding outstanding awards for unexercised stock options and non-vested stock (includes restricted and performance stock) at December 31, 2017 for the NEOs. This table discloses outstanding awards whose ultimate value is unknown and has not been realized (i.e., dependent on future results of certain measures).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2017

		OPTION AWARDS					STOCK AWARDS
Name	Grant Date or Performance Period	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares of Stock That Have Not Vested(2) (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)
John C. Asbury	11/1/2016	—	—	—	—	—	11,334	409,951	—	—
	2/23/2017	—	—	—	—	—	7,416	268,237	—	—
	11/1/2016 – 10/31/2019	—	—	—	—	—	—	—	22,670	819,974
	1/1/2017 – 12/31/2019	—	—	—	—	—	—	—	7,416	268,237
G. William Beale	4/26/2011	24,682	—	—	12.11	3/31/2018	—	—	—	—
	2/23/2012	24,887	—	—	14.40	3/31/2018	—	—	—	—
	1/1/2015 – 12/31/2017	—	—	—	—	—	—	—	5,837	211,124
	1/1/2016 – 12/31/2018	—	—	—	—	—	—	—	4,513	163,235
Robert M. Gorman	2/27/2014	—	—	—	—	—	1,360	49,191	—	—
	2/26/2015	—	—	—	—	—	3,205	115,925	—	—
	12/10/2015	—	—	—	—	—	2,879	104,133	—	—
	2/25/2016	—	—	—	—	—	4,014	145,186	—	—
	2/23/2017	—	—	—	—	—	2,511	90,823	—	—
	5/2/2017	—	—	—	—	—	1,660	60,042	—	—
	1/1/2015 – 12/31/2017	—	—	—	—	—	—	—	3,233	116,938
	1/1/2016 – 12/31/2018	—	—	—	—	—	—	—	4,014	145,186
	1/1/2017 – 12/31/2019	—	—	—	—	—	—	—	2,511	90,823
John G. Stallings, Jr.	11/1/2017	—	—	—	—	—	8,209	296,920	—	—
	11/1/2017 – 10/31/2020	—	—	—	—	—	—	—	4,398	159,076
M. Dean Brown	3/27/2015	—	—	—	—	—	4,000	144,680	—	—
	12/10/2015	—	—	—	—	—	4,222	152,710	—	—
	2/25/2016	—	—	—	—	—	3,207	115,997	—	—
	2/23/2017	—	—	—	—	—	2,006	72,557	—	—
	1/1/2016 – 12/31/2018	—	—	—	—	—	—	—	3,207	115,997
	1/1/2017 – 12/31/2019	—	—	—	—	—	—	—	2,006	72,557
Elizabeth M. Bentley	4/28/2010	4,249	—	—	16.45	3/31/2018	—	—	—	—
	4/26/2011	6,347	—	—	12.11	3/31/2018	—	—	—	—
	2/23/2012	6,359	—	—	14.40	3/31/2018	—	—	—	—
	1/1/2015 – 12/31/2017	—	—	—	—	—	—	—	1,854	67,059
	1/1/2016 – 12/31/2018	—	—	—	—	—	—	—	1,637	59,210
	1/1/2017 – 12/31/2019	—	—	—	—	—	—	—	512	18,519
D. Anthony Peay	1/1/2015 – 12/31/2017	—	—	—	—	—	—	—	2,540	91,872
	1/1/2016 – 12/31/2018	—	—	—	—	—	—	—	2,038	73,714
	1/1/2017 – 12/31/2019	—	—	—	—	—	—	—	510	18,447

(1)	Each of the stock option awards vests according to the following schedule: 20% of the award is exercisable one year after the grant date, and 20% vests for each subsequent year thereafter for a period of five years; once an installment of shares vests and becomes exercisable, the award recipient may exercise such options, or any portion of such installment, in accordance with the terms of the subject stock option agreement. These stock option awards expire pursuant to the terms of Mr. Beale’s Transition Agreement and Ms. Bentley’s Severance Agreement.
(2)	This column represents restricted stock awards. Restricted awards vest over one to four years from date of grant.
(3)	This column represents performance share unit awards. The performance-based shares received by an NEO are based upon the achievement of specific goals. The actual payout of shares, if any, will be determined by a non-discretionary formula which measures the Company’s performance over a three-year period and is subject to approval by the Company’s Compensation Committee in its sole discretion for such three-year periods.

The market value of the stock awards that have not vested, as shown in the above table, was determined based on the per share closing price of the Company’s common stock on December 29, 2017 ($36.17).

Stock Option Exercises and Stock Vested in 2017

The following table provides information that is intended to enable investors to understand the value of the equity realized by the NEOs upon exercise of options and/or the vesting of stock during the most recent fiscal year.

OPTION EXERCISES AND STOCK VESTED IN 2017

	Option Awards		Restricted Stock Awards		Performance Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John C. Asbury	—	—	3,779	128,902	—	—
G. William Beale	—	—	28,566	1,014,430	—	—
Robert M. Gorman	—	—	5,335	195,182	—	—
John G. Stallings, Jr.	—	—	—	—	—	—
M. Dean Brown	—	—	2,111	77,136	—	—
Elizabeth M. Bentley	—	—	13,156	476,541	—	—
D. Anthony Peay	22,138	417,710	21,109	674,879	—	—

The value realized upon exercise, as set forth in the above table, was determined as the difference between the market price of the Company’s common stock at the time of exercise and the exercise price of the stock options multiplied by the number of shares acquired on exercise.

Deferred Compensation Plans

In 1985, the then Union Bank and Trust Company, a predecessor of Union Bank & Trust, the Company’s wholly owned bank subsidiary, offered its directors the option to participate in a deferred supplemental compensation program. Certain directors entered into agreements with Union Bank and Trust Company to participate in this program. To participate in the program, a director must have elected to forego the director’s fees that would otherwise have been payable to him by Union Bank and Trust Company for a period of 12 consecutive months beginning immediately after his election to participate.

While its obligation under each supplemental compensation agreement represents an unsecured, general obligation of Union Bank & Trust, a substantial portion of the benefits payable under the agreements is funded by key person life insurance owned by the Bank on each director. The fees deferred by each participating director in 1985 were applied towards the first year’s premium expense of a life insurance policy and thereafter the Bank has paid the premiums. Similarly, in 1991, a sum equivalent to one year of director compensation was applied toward the first year’s premium expense of a life insurance policy on the life of Mr. Beale, who, at the time, served on the Bank’s Board of Directors and was the Bank’s President; subsequently, the Bank has paid the premium necessary to continue the subject life insurance policy in effect. While the insurance policies were purchased as a means of funding the deferred compensation liability created under this plan, there exists no obligation to use any insurance funds from policy loans or death proceeds to curtail the deferred compensation liability.

Each supplemental compensation agreement provides that the director will receive from the Bank a designated fixed amount, payable in equal monthly installments over a period of 10 years beginning upon the director’s “Normal Retirement Date,” which is defined in the agreements to be the last day of the month in which the director reaches age 65. No interest is paid on the installments. The amount of each director’s monthly benefit is actuarially determined based on, among other factors, the age and health condition of each director at the time he elects to participate in the program. In the event a director retires but dies before receiving all the installments due under the agreement, the Bank has the option of making one lump sum payment (based on the discounted present value of the remaining installment obligation) to the director’s designated beneficiary or his estate or continuing the balance of the installment payments in accordance with the original payment plan. Each agreement further provides that a reduced fixed amount is payable in the event of a director’s death prior to reaching the Normal Retirement Date.

The supplemental compensation agreement with Mr. Beale calls for the Bank to pay him $26,500 per year for ten years upon his Normal Retirement Date. On October 20, 2014, Mr. Beale’s agreement was amended to allow him to defer commencement of his distributions, subject to the requirements of Section 409A. The Company’s other participating directors receive or will receive from the Bank an annual installment in the respective following amounts upon reaching the Normal Retirement Date(s) as follows: Mr. Hicks, $55,368; and Mr. Hansen, $22,299.

The Company also offers a nonqualified deferred compensation plan administered by the Virginia Bankers Association (“VBA”) Benefits Corporation under which executives and directors may elect annually to defer compensation paid to them by the Company. Mr. Beale and Ms. Bentley have elected to participate in this nonqualified deferred compensation plan.

The VBA’s nonqualified deferred compensation plan is a defined contribution plan under which contributions are posted to the participant’s account and the account is credited with earnings commensurate with the elected investments. These investments are held in a “rabbi trust” administered by the VBA Benefits Corporation. The funds are to be held in the rabbi trust until such time as the executive or director is entitled to receive a distribution.

The following table summarizes the nonqualified deferred compensation for the NEOs.

NONQUALIFIED DEFERRED COMPENSATION FOR 2017

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(2) ($)
John C. Asbury	—	—	—	—	—
G. William Beale	—	—	238,795	—	1,522,759
Robert M. Gorman	—	—	—	—	—
John G. Stallings, Jr.	—	—	—	—	—
M. Dean Brown	—	—	—	—	—
Elizabeth M. Bentley	5,300	—	10,222	—	66,042
D. Anthony Peay	—	—	—	—	—

(1)	These amounts are included as 2017 All Other Compensation for each NEO in the Summary Compensation Table.
(2)	Of the amounts disclosed in this column, the following amounts were previously reported as compensation to the NEO in a Summary Compensation Table prior to 2017: Beale — $712,598 and Bentley — $28,754.

As of December 31, 2017, the Company had accrued approximately $11.1 million to cover its obligations under all of the supplemental compensation agreements and deferred compensation arrangements with current and former directors and executive officers.

Retirement Plans

The Company does not participate in a defined benefit retirement plan; however, the Company does have a defined contribution plan for all eligible employees, including the members of the Executive Group. This plan is known formally as the Union Bankshares Corporation 401(k) Profit Sharing Plan, or informally as the 401(k) Plan. All members of the Executive Group currently participate in the 401(k) Plan. Each NEO participant is fully vested in his own contributions to the 401(k) Plan. The Company provides discretionary matching contributions to plan participants. The Company’s matching contributions are fully vested after two years.

In addition, as stated previously, certain directors have supplemental compensation agreements that are tied to a “Normal Retirement Age,” which is defined to be age 65. The following table provides information relating to Mr. Beale’s entitlement to the supplemental compensation, including the present value of the accumulated benefit for him. No other NEO participates in a pension plan or similar plan that is tied to a retirement age.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
G. William Beale	Deferred Supplemental Compensation Program	28	175,847	—

Mr. Beale has been credited with 28 years of service and having reached his Normal Retirement Age in 2014 is eligible to receive benefits; however, as stated above, Mr. Beale has elected to defer receipt of his benefit, subject to the requirements of Section 409A. Age 68 has been used for purposes of calculating the present value of accumulated benefit.

Post-employment Compensation

As discussed in the Compensation Discussion and Analysis above, each of Messrs. Asbury and Gorman have entered into an employment agreement and a management continuity agreement or “change in control” agreement with the Company, as the same may have been amended or restated. In addition, Messrs. Brown and Stallings are eligible to receive benefits under the Executive Severance Plan. The following table provides the estimated potential payments that would be due to each of the executives under certain termination scenarios, if termination had occurred as of December 31, 2017 for Messrs. Asbury, Gorman, Stallings and Brown. For Messrs. Beale and Peay, and for Ms. Bentley, the table provides the future payments to be provided in accordance with his or her separation agreement. Under no current scenario will any executive officer be entitled to a tax gross-up provision if his or her parachute payment exceeds IRS limits.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Name	Benefit	Before Change in Control Termination Without Cause or for Good Reason	After Change in Control Termination Without Cause or for Good Reason	Death Benefits	Disability Benefits(1)
John C. Asbury	Post-Termination Compensation	$1,779,816	$2,739,448	$325,000	$—
	Early vesting of Restricted Stock	—	678,188	678,188	678,188
	Health care benefits continuation	15,096	15,096	7,548	7,548
	Early vesting of Performance Stock	—	1,088,211	408,291	408,291
	Total Value	$1,794,912	$4,520,942	$1,419,026	$1,094,026
G. William Beale	Post-Termination Compensation	$1,450,000	n/a	n/a	n/a
	Early vesting of Restricted Stock	770,548	n/a	n/a	n/a
	Health care benefits continuation	46,040	n/a	n/a	n/a
	Early vesting of Performance Stock	374,360	n/a	n/a	n/a
	Total Value	$2,640,947	n/a	n/a	n/a
Robert M. Gorman	Post-Termination Compensation	$941,054	$1,380,298	$187,037	$—
	Early vesting of Restricted Stock	—	565,301	565,301	565,301
	Health care benefits continuation	7,548	15,096	—	7,548
	Early vesting of Performance Stock	—	352,947	244,003	244,003
	Total Value	$948,602	$2,313,642	$996,340	$816,852
John G. Stallings, Jr.	Post-Termination Compensation	$456,506	$913,012	$—	$—
	Early vesting of Restricted Stock	296,920	296,920	296,920	296,920
	Health care benefits continuation	7,548	15,096	—	—
	Early vesting of Performance Stock	8,838	159,076	8,838	8,838
	Total Value	$769,811	$1,384,103	$305,757	$305,757
M. Dean Brown	Post-Termination Compensation	$498,770	$1,028,898	$—	$—
	Early vesting of Restricted Stock	485,944	485,944	485,944	485,944
	Health care benefits continuation	7,548	15,096	—	—
	Early vesting of Performance Stock	101,517	188,554	101,517	101,517
	Total Value	$1,093,779	$1,718,492	$587,461	$587,461
Elizabeth M. Bentley	Post-Termination Compensation	$684,606	n/a	n/a	n/a
	Early vesting of Restricted Stock	412,266	n/a	n/a	n/a
	Health care benefits continuation	15,096	n/a	n/a	n/a
	Early vesting of Performance Stock	144,789	n/a	n/a	n/a
	Total Value	$1,256,756	n/a	n/a	n/a
D. Anthony Peay	Post-Termination Compensation	$871,749	n/a	n/a	n/a
	Early vesting of Restricted Stock	528,694	n/a	n/a	n/a
	Health care benefits continuation	14,832	n/a	n/a	n/a
	Early vesting of Performance Stock	184,033	n/a	n/a	n/a
	Total Value	$1,599,308	n/a	n/a	n/a

(1)	In addition to the amounts shown, each of the NEOs would be eligible upon disability to receive a maximum annual long-term disability benefit of $180,000 under the Union Bankshares Corporation Long Term Disability Plan.

DISCLOSURE OF CERTAIN LEGAL PROCEEDINGS

Each of the Company’s directors and executive officers has certified that for a period of the preceding ten years he has not been involved in any legal proceedings that could reflect on his competence and integrity to serve as a director or executive officer, or in any of the below-described legal proceedings: any judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business entity; any judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws and regulations, or any settlement of such actions; and, any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.

INTEREST OF DIRECTORS AND OFFICERS IN CERTAIN TRANSACTIONS

The charter of the Company’s Audit Committee requires that the Audit Committee approve all transactions between the Company or any of its affiliates involving a director or executive officer for any potential conflict of interest. In connection with the Audit Committee’s review, it is advised of the material facts relating to the transaction and makes a determination whether it is in the best interests of the Company to engage in the transaction.

Certain directors and officers of the Company and its subsidiaries and members of their immediate families, and corporations, partnerships and other entities with which such persons are associated, are customers of the Company’s wholly owned bank subsidiary, Union Bank & Trust, its mortgage subsidiary, Union Mortgage Group, Inc. or its registered investment adviser, Old Dominion Capital Management, Inc. As such, these persons engaged in transactions with the Company and its subsidiaries in the ordinary course of business during 2017 and will have additional transactions with these companies in the future. All loans extended and commitments to lend by Union Bank & Trust to such persons have been made in the ordinary course of business upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and do not involve more than the normal risk of collection or present other unfavorable features.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act, directors, certain officers, and beneficial owners of greater than 10% of the Company’s common stock are required to file reports with the SEC indicating their holdings of and transactions in the Company’s common stock. To the Company’s knowledge, these insiders of the Company complied with all SEC filing requirements during 2017, except for: three late filings on Form 4 by Mr. Gorman; two late filings on Form 4 by each of Messrs. Beale and Peay, Ms. Bentley, and Loreen LaGatta; and one late filing on Form 4 by each of David Bilko and Mr. Hansen.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with the recommendation of the Board of Directors.

SHAREHOLDER PROPOSALS

In order for a shareholder proposal to be considered for possible inclusion in the 2019 proxy statement, it must comply with SEC Rule 14a-8 and be received by the Company on or before November 21, 2018. To be considered for presentation at the 2019 annual meeting of shareholders, although not included in the Company’s proxy statement, notice of such proposal must comply with the Company’s Bylaws and must be received by the Company on or before February 19, 2019. All shareholder proposals should be sent to the attention of the Company’s Corporate Secretary, Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219.

ADDITIONAL INFORMATION

“Householding” of Proxy Materials.  The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement (with separate proxy cards for each shareholder sharing the same address) to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You may notify the Company by sending a written request to the Company’s Corporate Secretary, Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219.

Annual Report to Shareholders.  The Company’s 2017 Annual Report to Shareholders, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (without exhibits), as filed with the SEC, is being mailed with this proxy statement to those shareholders that receive a copy of the proxy materials in the mail. For those shareholders that received the Notice of Internet Availability, this proxy statement and the 2017 Annual Report to Shareholders are available at: http://www.edocumentview.com/UBSH. You may also obtain a copy of the Company’s 2017 Annual Report to Shareholders, without charge, by sending a written request to: Corporate Secretary, Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219. The Company will provide copies of the exhibits to the Annual Report on Form 10-K for the year ended December 31, 2017 upon receipt of a request addressed to the Corporate Secretary and payment of a reasonable fee.

DIRECTIONS TO THE WESTIN RICHMOND
6631 West Broad Street
Richmond, Virginia 23230

From the East (Richmond Airport, Williamsburg, Virginia Beach)

•	Take I-64 West to I-95 North.
•	Exit #79 to Charlottesville/I-64 W.
•	Exit Broad Street East (Exit 183b).
•	Turn Right At The First Traffic Light To The Hotel Entrance.

From The North (New York, Pennsylvania, Boston)

•	Take I-95 South To I-64 West (Exit 79).
•	Do Not Take the Interstate 295 Bypass.
•	Exit Broad Street East (Exit 183b).
•	Turn Right at the First Traffic Light to the Hotel Entrance.

From The South (North Carolina, South Carolina, Florida)

•	Take I-95 North to I-64 West (Exit 79).
•	Do Not Take the Interstate 295 Bypass.
•	Exit Broad Street East (Exit 183b).
•	Turn Right at the First Traffic Light to the Hotel Entrance.

From The West (West Virginia, Charlottesville)

•	Follow I-64 East.
•	Take the Broad Street East Exit.
•	Turn Right at the First Traffic Light to the Hotel Entrance.

UNION

IMPORTANT ANNUAL MEETING INFORMATION

Admission Ticket

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 1, 2018.

Vote by Internet

- Go to **www.envisionreports.com/UBSH**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors of Union Bankshares Corporation (the "Company") recommends a vote FOR all nominees listed in Proposals 1 and 2 and FOR Proposals 3 and 4. The proposals are as follows:

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Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Beverley E. Dalton	☐	☐	02 - Thomas P. Rohman	☐	☐	03 - Thomas G. Snead, Jr.	☐	☐
04 - Charles W. Steger	☐	☐	05 - Ronald L. Tillett	☐	☐	06 - Keith L. Wampler	☐	☐

Nominee	For	Withhold
01 - Patrick E. Corbin	☐	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 P C F +

02SDFA

2018 Annual Meeting Admission Ticket

2018 Annual Meeting of
Shareholders of Union Bankshares Corporation

Upon arrival, please present this admission ticket and photo identification at the registration desk.

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — Union Bankshares Corporation

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Annual Meeting of Shareholders to be held May 1, 2018

This Proxy is solicited by the Board of Directors of Union Bankshares Corporation.

John C. Asbury and Rachael R. Lape, or either of them (each, a "Proxy"), with full power to act alone, the true and lawful attorneys-in-fact of the signing shareholder, each with the power of substitution, are hereby authorized to represent and vote the shares of such shareholder, with all the powers which such shareholder would possess if personally present at the Annual Meeting of Shareholders of Union Bankshares Corporation to be held on May 1, 2018 or at any postponements or adjournments thereof.

Shares represented by this proxy will be voted as directed by the shareholder on the accompanying proxy. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees listed in Proposals 1 and 2 and FOR Proposals 3 and 4.

The Proxies, in their discretion, are further authorized to vote upon such other business as may properly come before the 2018 Annual Meeting of Shareholders and any postponements or adjournments thereof.

(Items to be voted appear on reverse side.)

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 21, 2018.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

+

IMPORTANT ANNUAL MEETING INFORMATION

Admission Ticket

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 1, 2018.

Vote by Internet

- Go to **www.envisionreports.com/UBSH**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting ESOP Voting Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors of Union Bankshares Corporation (the "Company") recommends a vote FOR all nominees listed in Proposals 1 and 2 and FOR Proposals 3 and 4. The proposals are as follows:

+

	For	Withhold		For	Withhold		For	Withhold
01 - Beverley E. Dalton	☐	☐	02 - Thomas P. Rohman	☐	☐	03 - Thomas G. Snead, Jr.	☐	☐
04 - Charles W. Steger	☐	☐	05 - Ronald L. Tillett	☐	☐	06 - Keith L. Wampler	☐	☐

	For	Withhold
01 - Patrick E. Corbin	☐	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 P C F +

02SDIA

2018 Annual Meeting Admission Ticket

2018 Annual Meeting of
Shareholders of Union Bankshares Corporation

Upon arrival, please present this admission ticket and photo identification at the registration desk.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Annual Meeting ESOP Voting Card and Vote Authorization

+

Annual Meeting of Shareholders to be held May 1, 2018

This Proxy is solicited by the Board of Directors of Union Bankshares Corporation.

John C. Asbury and Rachael R. Lape, or either of them (each, a "Proxy"), with full power to act alone, the true and lawful attorneys-in-fact of the signing shareholder, each with the power of substitution, are hereby authorized to represent and vote the shares of such shareholder, with all the powers which such shareholder would possess if personally present at the Annual Meeting of Shareholders of Union Bankshares Corporation to be held on May 1, 2018 or at any postponements or adjournments thereof.

Shares represented by this proxy will be voted as directed by the shareholder on the accompanying proxy. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees listed in Proposals 1 and 2 and FOR Proposals 3 and 4.

The Proxies, in their discretion, are further authorized to vote upon such other business as may properly come before the 2018 Annual Meeting of Shareholders and any postponements or adjournments thereof.

(Items to be voted appear on reverse side.)

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 21, 2018.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

+